SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

WWP HOLDINGS, LLC,

a Delaware limited liability company

i

TABLE OF CONTENTS

(CONT’D)

Page

6.4	Major Decisions	18
ARTICLE 7	TRANSFERS OF MEMBERSHIP INTERESTS	21
7.1	Restrictions on Transfer.	21
7.2	Conditions on Transfer.	22
7.3	Intentionally Omitted.	24
7.4	Transferees by Operation of Law	24
7.5	Admission of Additional Members	24
7.6	Obligations of Successors	24
7.7	Call Option.	24
7.8	Right of First Offer.	29
ARTICLE 8	forced sale	33
8.1	Trigger Sale.	33
8.2	Authorization to Sell	34
ARTICLE 9	DISSOLUTION OF COMPANY	35
9.1	Dissolution and Winding Up	35
9.2	Effect of Dissolution Event	35
9.3	Responsibility for Winding Up	35
9.4	Liquidation and Distribution	35
9.5	Target Accounts	36
9.6	Filing Certificate of Dissolution	36
9.7	No Action for Dissolution	36
ARTICLE 10	ALLOCATIONS AND TAX MATTERS	37
10.1	Allocations of Profits and Losses.	37
10.2	Accounting Principles, Tax Returns, and Tax Matters Partner.	37
10.3	Regulatory Allocations	38
10.4	Prohibited Allocations	40
10.5	Priority; Distributions and Allocations	40
10.6	Deductible Payments Treated as Distributions	40
10.7	Change In Member’s Interest	40
10.8	Tax Allocations	40
10.9	Recapture	40
10.10	Code Section 704(c); Mandatory Allocations	41
10.11	Allocation In the Event of Section 754 Election	41
10.12	Allocation Provisions Binding	41
ARTICLE 11	MEMBER REPRESENTATIONS	42
11.1	Representations and Warranties	42
11.2	Indemnity	42
ARTICLE 12	MISCELLANEOUS PROVISIONS	42
12.1	Notices	42
12.2	Jurisdiction and Venue	44
12.3	Choice of Law	44

ii

TABLE OF CONTENTS

(CONT’D)

Page

12.4	Complete Agreement	44
12.5	Waiver of Action for Partition	44
12.6	Amendments	44
12.7	Additional Documents and Acts	44
12.8	Construction	45
12.9	Headings	45
12.10	Waivers	45
12.11	Rights and Remedies Cumulative	45
12.12	Severability	45
12.13	Parties in Interest	45
12.14	Signer’s Warranty	46
12.15	Nondisclosure of Terms; Publicity.	46
12.16	Counterparts	47
12.17	REIT Compliance.	47
12.18	No Brokers	48
12.19	Waiver of Conflict of Interest Regarding Legal Counsel	49
12.20	Member Estoppel Certificates	49
12.21	Business Day Extension	49
12.22	Attorneys’ Fees	49
12.23	Pre-Existing Member Obligations; Existing LLC Agreement	49
12.24	Waiver of Certain Damages	50

iii

Exhibits

Exhibit A	Names, Addresses, Capital Contributions and Percentage Interests of the Members
Exhibit B	Glossary of Defined Terms
Exhibit C	Organizational Chart of the Company and its Subsidiaries
Exhibit C-1	Organizational Chart of Sponsor Member’s Constituent Members
Exhibit C-2	Organizational Chart of Investor Member’s Constituent Members
Exhibit D	Representations and Warranties of Sponsor Member
Exhibit E	Representations and Warranties of Investor Member
Exhibit F	Form of Indemnity Agreement
Exhibit G	Amenities Loan Documents

iv

SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT
OF
WWP HOLDINGS, LLC,
a Delaware limited liability company

THIS SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF WWP HOLDINGS, LLC, a Delaware limited liability company (this “Agreement”) dated as of October 31, 2013 (the “Effective Date”) is entered into by and among ARC NYWWPJV001, LLC, a Delaware limited liability company (“Investor Member”) and WWP SPONSOR, LLC, a Delaware limited liability company (“Sponsor Member”). Investor Member and Sponsor Member are collectively referred to as “Members”. The Members desire to operate a Delaware limited liability company for the purposes and on the terms and conditions in this Agreement. Except as otherwise stated in this Agreement, the terms defined in attached Exhibit B have the respective meanings set forth therein for purposes of this Agreement.

WITNESETH:

WHEREAS, the Company was formed on June 1, 2009 upon the filing of a Certificate of Formation pursuant to the Act;

WHEREAS, Sponsor Member entered into that certain Amended and Restated Limited Liability Company Agreement of the Company dated as of February 25, 2013 (the “Existing LLC Agreement”);

WHEREAS, pursuant to the terms of that certain Contribution Agreement, dated as of October 8, 2013 (the “Contribution Agreement”), between Investor Member and Sponsor Member, Sponsor Member desires to admit Investor Member into the Company and the Members desire to amend and restate the Existing LLC Agreement in its entirety as set forth herein; and

WHEREAS, the parties desire to enter into this Agreement to define formally and express the terms and conditions of the Company and their respective rights and obligations with respect thereto.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is acknowledged, the undersigned Members, intending to be legally bound, agree as follows:

ARTICLE 1
THE COMPANY

1.1 Formation of Company. Pursuant to the Delaware Limited Liability Company Act (6 Del. C. Section 18-101, et seq.), as amended from time to time (the “Act”), Sponsor Member duly formed a limited liability company under the laws of the State of Delaware by filing the Certificate of Formation with the Delaware Secretary of State. The rights, obligations and liabilities of the Members shall be determined pursuant to the Act and this Agreement. To the extent that the rights, obligations or liabilities of the Managing Member or Members are different by reason of any provision of this Agreement than they would be in the absence of such provision, this Agreement shall, to the extent permitted by the Act, control. Ralph D. Mosley, as “authorized person” within the meaning of the Act, has executed, delivered, and caused to be filed with the Delaware Secretary of State the Certificate of Formation of the Company, which act is ratified, approved and confirmed, and immediately after which act the Managing Member shall be the sole “authorized person” within the meaning of the Act.

1.2 Name of Company. The name of the Company is “WWP Holdings, LLC”. The business of the Company shall be conducted under that name and/or upon compliance with applicable laws under any other name(s) as the Managing Member may from time to time deem appropriate. The Managing Member is authorized to make all appropriate filings on behalf of the Company and the Subsidiaries to enable the Company and the Subsidiaries to conduct business under an assumed name, and to secure the Company’s proprietary rights to such an assumed name.

1.3 Purpose of Company. The sole business of the Company is to engage in the following activities and exercise the following powers:

(a) To, directly or through one or more Subsidiaries, own, lease, manage, operate, develop, redevelop, improve, finance, sell, exchange and otherwise deal with direct or indirect interests in the Project and manage the operations and affairs of the Subsidiaries; and

(b) To engage in all such activities as are related to or incidental to the foregoing, including, without limitation, exercising all powers enumerated in the Act necessary or convenient to the conduct, promotion or attainment of the business or purposes set forth in this Section 1.3.

1.4 Principal Place of Business; Registered Office, Agent. The principal place of business of the Company shall be c/o George Comfort & Sons, Inc., 200 Madison Avenue, New York, New York 10016 or such other office as the Managing Member may designate from time to time. The registered office of the Company required by the Act to be maintained in the State of Delaware shall be located at 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, or such other office (which need not be a place of business of the Company) as the Managing Member may designate from time to time in the manner provided by law. The name and address of the registered agent of the Company shall be Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808. The registered office and registered agent may be changed by the Managing Member upon prior notice to the Members.

1.5 Term. The Company’s existence commenced on the date of the filing of the Certificate of Formation, and shall continue until the Company’s termination in accordance with Section 9.6.

1.6 Title to Company Property. All property owned by the Company shall be owned by the Company as an entity and, insofar as permitted by applicable law, no Member shall have any ownership interest in any property owned by the Company in its individual name or right, and each Member’s Interest shall be personal property for all purposes.

1.7 Mortgage and Mezzanine Loans. The Members ratify and approve (a) the first- lien mortgage financing for the Project from German American Capital Corporation and Bank of America, N.A. (collectively, the “Existing Lender,” and together with their respective successors and assigns, and any other lender under any Loan Documents from time to time, “Lender”) in the principal amount of $710,000,000 (the “Mortgage Loan”), pursuant to a loan agreement and related loan documents with Existing Lender, each dated as of February 25, 2013, in the forms previously delivered to and approved by each of the Members (collectively, the “Mortgage Loan Documents”) and (b) the mezzanine financing for the Project from Existing Lender in the principal amount of $165,000,000 (the “Mezzanine Loan”; and collectively with the Mortgage Loan and any other loan of the Company or any Subsidiaries after the date hereof in accordance with the provisions of this Agreement, a “Loan”), pursuant to a loan agreement and related loan documents, each dated as of February 25, 2013, with Existing Lender in the forms previously delivered to and approved by each of the Members (collectively, the “Mezzanine Loan Documents”, and collectively with the Mortgage Loan Documents and any other loan documents and agreements that may be executed by the Company or any Subsidiaries after the date hereof in accordance with the provisions of this Agreement, the “Loan Documents”). The Members hereby ratify the execution and delivery of the Loan Documents to the Existing Lender, and acknowledge and agree that the Managing Member is authorized to cause the Company and the Subsidiaries to perform all their respective obligations thereunder in accordance with the terms of this Agreement.

1.8 Tax Classification. The Members intend that the Company shall be treated as a partnership for United States Federal income tax purposes, and each Member and the Company shall file all tax returns and shall otherwise take all tax and financial reporting positions in a manner consistent with such treatment.  The election to treat the Company or any of its Subsidiaries as an association taxable as a corporation shall require the prior written consent of all of the Members.

ARTICLE 2
CONTRIBUTIONS; WITHDRAWAL OF CAPITAL

2.1 Initial Capitalization.

(a) Capital Contribution of the Sponsor Member. As of the date of this Agreement, the Sponsor Member has made Capital Contributions to the Company in the amount set forth opposite the Sponsor Member’s name on Exhibit A.

(b) Capital Contribution of Investor Member . As of the date of this Agreement, Investor Member has made Capital Contributions to the Company in the amount set forth opposite the Investor Member ’s name on Exhibit A.

2.2 Additional Capital Contributions.

(a) The Members acknowledge that the Company or the Subsidiaries may need additional funds from time to time in order to accomplish the purposes set forth in Section 1.3. In the event that either Member reasonably determines that additional capital is required to pay for expenses of the Company or the Subsidiaries, and that such additional capital constitutes Required Capital, and that operating income and available reserves of the Company and all Subsidiaries are insufficient to fund such expenses, then such Member shall send the Members a notice (the “Call Notice”) stating the purposes and aggregate amount of the additional capital required (the “Capital Call”). Each Member shall, within fifteen (15) Business Days from the effective date of a Call Notice (the “Call Period”), contribute to the Company in cash, its Ratable Share of the Capital Call.

(b) If a Member fails to contribute an amount (the “Default Amount”) equal to its Ratable Share of a Capital Call within the Call Period (the “Failing Member”), the Managing Member (or, if the Managing Member is the Failing Member, the other Member) shall give notice of such failure to the Failing Member and all other Members (the “Failure Notice”), which Failure Notice shall state the amount of the Default Amount. If the Default Amount is not funded by the Failing Member within five (5) Business Days following delivery of such notice, any Member or Members that shall have timely contributed its Ratable Share of such Capital Call (each, a “Non-Failing Member”) may, at such Non-Failing Member’s option, elect one of the following: (i) withdraw from the Company its Ratable Share of the Capital Call made pursuant to Section 2.2(a) that is the subject of the Failure Notice, in which case the Company shall promptly repay such amount to the Non-Failing Member, or (ii) subject to the terms of the Loan Documents, make a loan to the Failing Member (a “Special Loan”) in an amount equal to all or a portion of the Default Amount (which Special Loan to the Failing Member shall be made by paying the proceeds thereof directly to the Company and shall be deemed to be the Failing Member’s Capital Contribution in the amount of the Special Loan), or (iii) make an additional Capital Contribution to the Company in an amount equal to all or a portion of the Default Amount (in which event the Non-Failing Member’s contribution on behalf of the Failing Member shall be referred to herein as a “Default Capital Contribution”).

(c) In the event the Non-Failing Member elects pursuant to Section 2.2(b)(iii) to make a Default Capital Contribution, then, at the Non-Failing Member’s election, either (i) such Default Capital Contribution made by the Non-Failing Member shall be entitled to a preferred return (the “Default Preferred Return”) on such Member’s Default Capital Contribution Balance at a rate equal to fifteen (15%) per annum, compounded annually, or (ii) the then Failing Member’s Percentage Interests immediately following the making of the Default Capital Contribution shall be reduced (but not below zero) by the number of percentage points obtained by multiplying (x) the fraction (expressed as a percentage), the numerator of which is an amount equal to the Default Amount and the denominator of which is the then aggregate Unrecovered Capital Contributions (including Default Capital Contributions) made by all Members from the inception of the Company, by (y) 1.25 (the “Dilution Factor”); in which event the Percentage Interests of the Non-Failing Member shall be correspondingly increased by the number of percentage points by which the Failing Member’s Percentage Interests were reduced pursuant to this Section 2.2(c)(ii) (the “Dilution Election”); provided, however, that the Non-Failing Member shall not have the right to make the election described in clause (ii) above unless (A) one hundred eighty (180) days have elapsed from the date on which the Default Capital Contribution was made by the Non-Failing Member and the Failing Member has failed to contribute the Default Amount (together with all interest accrued thereon at the Default Preferred Return) within such 180-day period and (B) the Failing Member has provided written notice of its Dilution Election to the Non-Failing Member after such one hundred eighty (180) day period and the Failing Member has failed to contribute the Default Amount (together with all interest accrued thereon at the Default Preferred Return) within thirty (30) days after such notice. If the Non-Failing Member contributes the Default Amount (together with all interest accrued thereon at the Default Preferred Return) to the Company, then the Company shall immediately distribute such amount to the Non-Failing Member and the Failing Member shall be deemed to have delivered the applicable Capital Contribution. The Non-Failing Member may elect to treat part of its Default Capital Contribution in accordance with Section 2.2(c)(i) and part in accordance with Section 2.2(c)(ii).

(d) If a Special Loan is made in accordance with Section 2.2(b)(ii) above, the same shall bear interest at a rate equal to the lower of fifteen (15%) per annum, compounded annually, and the maximum rate permitted by law. Any Special Loan (to the extent of unpaid principal and interest accrued thereon at the Default Preferred Return) shall be pre-payable in whole or in part at any time by the Failing Member, and shall otherwise be payable in accordance with Section 3.2. Unless expressly prohibited by any Loan Document, repayment of any Special Loan shall be secured by the Failing Member’s Membership Interest, and the Failing Member hereby grants a security interest in such Membership Interest to the Non-Failing Member who has advanced such Special Loan and hereby irrevocably appoints such Non-Failing Member, and any of its agents, officers or employees, as its attorneys-in-fact with full power and authority to prepare and execute any documents, instruments and agreements, including, but not limited to, such Uniform Commercial Code financing statements, continuation statements, and other security instruments as may be appropriate to perfect and continue such security interest in favor of such Non-Failing Member. No Special Loan shall constitute or be deemed to be a lien against the Project.

(e) If the Special Loan (together with all interest accrued thereon) has not been repaid in full within one hundred eighty (180) days of the date on which it was made by the Non-Failing Member, the Non-Failing Member shall have the right for each Special Loan to convert all or a portion of such Special Loan (together with all interest accrued thereon) into a Default Capital Contribution to the Company made by such Non-Failing Member as of the date of such election in full or partial substitution for the Special Loan, in which event the terms of Section 2.2(c)(ii) shall apply, provided, that the one hundred eighty (180) day period referenced in each of clause (A) and (B) of Section 2.2(c)(ii) shall be deemed to have expired as of such date and in connection with such Default Capital Contribution, the Non-Failing Member’s Capital Account shall be increased by an amount equal to the unpaid balance of the contributed Special Loan, including accrued and unpaid interest, and the Capital Account of the Failing Member shall be decreased by a corresponding amount.

(f) Each Member acknowledges and agrees that the other Member would not be entering into this Agreement were it not for (i) the Members agreeing to make the Capital Contributions provided for in this Section 2.2 and (ii) the remedy provisions set forth in this Agreement. Each Member acknowledges and agrees that in the event any Member fails to make its Capital Contributions pursuant the this Agreement, the other Member will suffer substantial damages and the remedy provisions set forth above are fair, just and equitable in all respects and administratively superior to any other method for determining such damages.

(g) The remedies set forth in this Section 2.2 shall be the sole and exclusive remedies of the Company and all other Members on account of the failure of any Member to make a Capital Contribution.

2.3 Withdrawal and Return of Capital to Members. Except as otherwise provided in this Agreement, no Member may withdraw any portion of the capital of the Company, and no Member is entitled to the return of that Member’s Capital Contribution(s). Under circumstances requiring a return of any Capital Contributions, no Member shall have the right to receive property other than cash, except as may be specifically provided in this Agreement. No Member may withdraw or resign from the Company unless specifically provided in this Agreement.

2.4 Guaranteed Obligations.

(a) If any Member or an Affiliate of any Member enters into a guaranty of a loan or other indemnity obligation (the “Guaranteed Obligation”) in favor of a Lender in accordance with the terms of this Agreement (individually and collectively, the “Guaranteeing Party”), any Member who is not a Guaranteeing Party shall be responsible for its Ratable Share of the Guaranteed Obligation, subject to the terms of this Agreement and the Indemnity Agreement. The Members hereby ratify the execution and delivery of the Existing Guaranty Documents, and acknowledge and agree that any obligations arising thereunder shall be deemed to be Guaranteed Obligations; provided, however, that Investor Member shall not have any obligations or liabilities with respect to Guaranteed Obligations which derive from matters or circumstances that first arose or occurred prior to the Effective Date of this Agreement. Notwithstanding the foregoing, in no event shall the Guaranteed Obligations include any obligations other than (i) those set forth in the Existing Guaranty Documents (provided, however, that Investor Member shall not have any obligations or liabilities with respect to Guaranteed Obligations which derive from matters or circumstances that first arose or occurred prior to the Effective Date) and (ii) any other guaranties or indemnities executed and delivered after the Effective Date with the consent of the Members and otherwise in accordance with the terms of this Agreement.

(b) If a Guaranteeing Party shall be required to make a payment in respect of any Guaranteed Obligation (other than Guaranteed Obligations which derive from matters or circumstances that first arose or occurred prior to the Effective Date), such requirement shall be a deemed Capital Call under Section 2.2 with no action required by any Member, and the Company shall use such Capital Contributions (whether made by the applicable Guaranteeing Party or Member) to pay or reimburse the Guaranteeing Party for the payment of such Guaranteed Obligations. Any payments made by a Guaranteeing Party in respect of a Guaranteed Obligation shall be deemed a Capital Contribution by the Affiliate Member of such Guaranteeing Party, Notwithstanding anything to the contrary contained in this Agreement, (i) if any Guaranteed Obligation arises solely from the Bad Acts of Sponsor Member or any Affiliate, Sponsor Member shall be solely liable for any and all of the payments in respect of such Guaranteed Obligation resulting therefrom, (ii) if any Guaranteed Obligation arises solely from the Bad Acts of Investor Member or any Affiliate, Investor Member shall be solely liable for any and all of the payments in respect of such Guaranteed Obligation resulting therefrom, and (iii) in no event shall any payment arising from the Bad Acts of a Guaranteeing Party, its Affiliate Member, or an Affiliate of either of the foregoing, be deemed a Capital Contribution, unless and to the extent such portion is applied by any Lender to repay the outstanding principal balance of any Loan.

(c) Concurrently with the execution and delivery of this Agreement, Sponsor Member shall cause the Existing Guarantors, and Investor Member shall cause Investor Parent to execute and deliver, that certain Indemnity and Contribution Agreement in the form attached hereto as Exhibit F (the “Indemnity Agreement”).

(d) Any amounts payable under this Section 2.4, shall, for U.S. federal income tax purposes, be treated when applicable as a Capital Contribution or payment made, and an expense incurred by, the Member making such payment and a reimbursement by the Member receiving such payment.

ARTICLE 3
DISTRIBUTIONS

3.1 Distributions of Cash Flow and Capital Proceeds.

(a) Cash Flow shall be distributed on or before the twentieth (20th) day of each month in the following order of priority:

(1) First, to the Members, pro rata, in proportion to and in payment of their respective Default Preferred Return Balance, if any, as of the date of such distribution;

(2) Then, to Investor Member, to the extent of its Preferred Return Arrears as of the date of such distribution;

(3) Then, to Sponsor Member, to the extent necessary to pay to Sponsor Member an amount, calculated as of the date of such distribution in a manner similar to interest which accrues, on a non-cumulative basis, each calendar year (commencing January 1, 2014), on Sponsor Member’s Uncovered Capital Contributions at a rate of seven percent (7%) per annum, which amount shall be computed by multiplying the actual number of days which have elapsed in such calendar year by the applicable daily rate (based on a 360-day year), until the date of each applicable distribution (less any distributions made to Sponsor Member in such calendar year), it being agreed that to the extent such sums were not distributed to Sponsor Member within a calendar year, same shall be extinguished and shall not roll over to the following calendar year; and

(4) Thereafter, to the Members, pro rata, in accordance with their respective Percentage Interests.

(b) Capital Proceeds shall be distributed promptly following the Capital Event to which they relate, in the following order of priority:

(1) First, to the Members, pro rata, in proportion to and in payment of their respective Default Preferred Return Balances, if any, as of the date of such distribution;

(2) Then, to the Members, pro rata, in proportion to and in payment of their respective Default Capital Contribution Balances, if any, as of the date of such distribution;

(3) Then, to Investor Member, to the extent of its Preferred Return Arrears as of the date of such distribution;

(4) Then, to the Members, pro rata, in proportion to and in payment of their respective unrecovered Capital Contribution until the Unrecovered Capital Contributions of each Member have been reduced to zero; and

(5) Thereafter, to the Members, pro rata, in accordance with their respective Percentage Interests.

3.2 Special Loan Allocations. All Cash Flow and Capital Proceeds which but for this Section 3.2 would be distributable to a Failing Member pursuant to Section 3.1 to whom a Special Loan was made pursuant to Section 2.2(b)(ii), shall instead be paid by the Company to the Non-Failing Member who made the Special Loan on account of and in payment of the Special Loan (together with all interest accrued thereon); provided, however, that solely for purposes of this Agreement, any amounts paid to such Non-Failing Member shall be treated as first having been distributed to such Failing Member and then as having been paid to the Non-Failing Member on account of the Special Loan. If a Member is an obligor on more than one Special Loan, repayment of such Special Loans shall be made among such Special Loans in proportion to the unpaid balance (including all interest accrued thereon) of Special Loans. Any payments made on account of a Special Loan shall be applied first to accrued and unpaid interest and then to principal.

3.3 Withholding. Each Member hereby authorizes the Company to withhold or pay on behalf of or with respect to such Member any amount of federal, state, local or foreign taxes that the Managing Member reasonably determines the Company is required to withhold or pay with respect to any amount distributable or allocable to such Member pursuant to this Agreement, including, without limitation, any taxes required to be withheld or paid by the Company pursuant to Code Sections 1441, 1442, 1445, or 1446. Any amount paid by the Company on behalf of or with respect to a Member will be deemed to have been actually distributed to such Member and paid by such Member to the applicable taxing authority. Nothing in this Section 3.3 shall create any obligation on the Managing Member to advance funds to the Company or to borrow funds from any Member or other third parties in order to make payments on account of any liability of the Company under a withholding tax act; provided, however, the Managing Member may borrow funds, or cause the Company to borrow funds, for such purpose notwithstanding the limitations imposed on the Managing Member by this Section 3.3.  If the Managing Member borrows funds, or causes the Company to borrow funds, from third parties in order to make payments to a taxing authority under this Section 3.3, the Member on whose behalf such taxes are paid will be required to reimburse the Managing Member or the Company, as applicable, for any and all interest payments made on such amount, which shall be repaid through withholding of subsequent distributions to such Member. In addition, if the Company makes any payment to a taxing authority in respect of a Member hereunder that is not withheld from actual distributions to the Member, then the Company may, at its option, (i) require the Member to reimburse the Company for such withholding or (ii) reduce any subsequent distributions to such Member by the amount of such withholding.  The obligation of a Member to reimburse the Company for taxes that were required to be withheld shall continue after such Member transfers its interest in the Company or after a withdrawal by such Member.

ARTICLE 4
MANAGEMENT OF COMPANY AFFAIRS

4.1 Control and Management.

(a) The Company shall have one managing member (the “Managing Member”). The initial Managing Member shall be Sponsor Member. The Managing Member shall have the right to propose Major Decisions in accordance with Section 4.4 hereof and make Capital Calls in accordance with Section 2.2 hereof, manage and operate the day-to-day business and operation of the Company and the Subsidiaries in accordance with the Annual Operating Budget and the Annual Capital Budget (including, without, limitation with respect to leasing of the Project), subject in each case to the Actual Increases and Permitted Variance and carry out and implement all of the Major Decisions approved in accordance with this Agreement. The Managing Member agrees to devote to the Company’s business such time as reasonably shall be necessary to perform its duties and responsibilities hereunder in a manner consistent with the prevailing standards for Class A office buildings in Manhattan and shall take such actions as shall be prudent and appropriate for the proper management and supervision of the business of the Company and to carry out the obligations under this Agreement. The Managing Member shall have the exclusive power and authority to execute and deliver on behalf of the Company all agreements, instruments or other documents to which the Company or the Subsidiaries will be a party or bound. The Managing Member shall promptly deliver to the other Member copies of (i) all material notices sent or received by the Company or any of the Subsidiaries, including, without limitation, under the Loan Documents, service contracts and the Leases and (ii) all notices sent or received by the Company or any of the Subsidiaries with respect to the Property Management Agreement. Notwithstanding any provision of this Agreement to the contrary, actions by the Company (or any Subsidiary) to enforce the rights of the Company (or any Subsidiary) in respect of a default under an Affiliate Agreement are hereby authorized to be taken solely by the disinterested Member, and no consent of the interested Member shall be required.

4.2 Annual Budgets. On or before October 1 of each Fiscal Year, the Managing Member shall submit to the Members (i) an annual capital budget (together with all revisions thereto in accordance with this Agreement, an “Annual Capital Budget”) for the following Fiscal Year, and (ii) an annual operating budget (together with all revisions thereto in accordance with this Agreement, an “Annual Operating Budget”), for the following Fiscal Year, together with all information reasonably requested by the Members (except that the proposed Annual Capital Budget and Annual Operating Budget for the 2014 calendar year have been submitted to the Investor Member prior to the Effective Date and shall be approved by Investor Member pursuant to the terms hereof). The Annual Operating Budget shall include applicable leasing guidelines for the Leases for such year and shall otherwise include all of the information required by the Loan Documents, if any. The Annual Capital Budget shall include a detailed capital plan for such calendar year and a five (5) year projected capital plan. The Members shall notify the Managing Member of its approval or disapproval within ten (10) Business Days after its receipt of each of (A) the Annual Capital Budget and the Annual Operating Budget for the upcoming Fiscal Year and (B) all information reasonably requested by the Members in connection therewith. If any Member has not responded to either the Annual Capital Budget and/or the Annual Operating Budget, as applicable, on or before the expiration of such ten (10) Business Day period, the Annual Capital Budget and/or the Annual Operating Budget, as applicable, shall be deemed to have been disapproved. If a Member disapproves (or is deemed to have disapproved) the Annual Capital Budget and/or the Annual Operating Budget, as applicable, such Member shall, if applicable, notify the Managing Member of the reasons for disapproval in reasonable detail and the Managing Member shall resubmit such Annual Capital Budget and/or the Annual Operating Budget, as applicable, addressing such Member’s concerns within three (3) Business Days after such Member’s notice of disapproval. If a Member does not approve the Annual Capital Budget and/or the Annual Operating Budget, as applicable, prior to November 1 of each year, then a “Budget Impasse” shall be deemed to exist until such time as the Annual Capital Budget and/or the Annual Operating Budget, as applicable, shall be approved by the Members. Managing Member shall (1) timely submit the Interim Budget to Lender in accordance with the Loan Documents and (2) if the Annual Capital Budget and/or the Annual Operating Budget, as applicable, shall not have been approved by the Members on or prior to the commencement of the next Fiscal Year, operate the Company and cause the Subsidiaries to be operated during the succeeding Fiscal Year in accordance with the Interim Budget (subject to the Permitted Variance and any revisions thereto in accordance with the Loan Documents). For all purposes of this Agreement, until such time as the Annual Capital Budget and/or the Annual Operating Budget, as applicable, shall be approved by the Members, the applicable Interim Budget shall be deemed to be the operative Annual Capital Budget and/or the Annual Operating Budget, as applicable. The “Interim Budget” shall be the most recently approved Annual Operating Budget and/or Annual Capital Budget, as applicable, adjusted as follows: (a) property management fees required to be paid under the Property Management Agreement for such Fiscal Year shall be included in the Interim Budget in the amount set forth in the Property Management Agreement, (b) the actual costs of any increase in real estate taxes, and related impositions for items such as business improvement district taxes, insurance premiums, utility rates, debt service, union labor rates, fuel oil rates, expenditures required by any contractual obligations of the Company or a Subsidiary entered into in accordance with the terms of this Agreement and capital expenditures expressly required by any of the Loan Documents for each calendar year since such Annual Operating Budget and/or Annual Capital Budget, as applicable, was approved shall be included in the Interim Budget in amount to be incurred during such Fiscal Year, (c) all other amounts shall be increased by the CPI Increase (computed from January 1st of the last Fiscal Year for which the Annual Capital Budget and/or the Annual Operating Budget, as applicable, was approved to December 31st of the Fiscal Year immediately preceding the Fiscal Year to which the Annual Capital Budget and/or the Annual Operating Budget, as applicable, in dispute relates) and (d) there shall be no carryover for capital expenditures completed during the prior budgeted period (it being understood, however, that the unexpended portion of any capital expenditures previously approved in any prior Approved Capital Budget for the last Fiscal Year which have not been completed shall continue to be approved and shall be treated as specific line items of the Interim Budget) (collectively, the “Actual Increases”). The Company and the Managing Member on behalf of the Company shall be authorized to spend funds in accordance with the Annual Capital Budget and the Annual Operating Budget (or, if applicable, the Interim Budget) then in effect in accordance with this Agreement, subject to the Permitted Variance.

Any changes to the Annual Capital Budget or the Annual Operating Budget requested by a Lender shall be subject to the same approval process set forth in this Section 4.2; however, changes which are mandated by a Lender shall be deemed to have been approved by the Members, unless the Members shall unanimously agree to the contrary. If at any time during a calendar year the Managing Member determines that it is reasonably necessary to increase or expend funds in excess of the Annual Capital Budget and the Annual Operating Budget, as applicable, or modify the leasing guidelines contained therein, for such calendar year, the Managing Member shall give the Members notice thereof along with such information as is reasonably necessary to substantiate the increased costs, and such revisions shall be subject to the same approval process set forth in this Section 4.2. Notwithstanding the foregoing, the Managing Member shall be authorized, without the prior approval of the Members, increase any line item of the Annual Capital Budget or the Annual Operating Budget, as applicable, to meet such increased cost up to five (5%) percent of such line item, provided the entire Annual Capital Budget or the Annual Operating Budget, as applicable, is increased by not more than three (3%) percent in the aggregate (a “Permitted Variance”).

4.3 Standard of Care of Managing Member. Except in the case of a Bad Act, Managing Member shall not be liable or obligated to the Members for any mistake of fact or judgment made by it in good faith in performing its obligations hereunder that result in any loss to the Company or its Members. The Managing Member has no fiduciary or other duties other than as expressly set forth in this Agreement (it being acknowledged, however, that Managing Member shall at all times act in a manner consistent with the terms and conditions of the Agreement, taking into consideration the Sections of the Agreement relating to Major Decisions, Bad Acts standard, leasing standards, accounting standards and the provisions of the Agreement allowing the Members to act in their own self-interest, but shall otherwise manage and operate the Property in compliance with applicable law and act in accordance with standards applicable to managing partners and/or managing members of similar institutional real property in New York City). The Managing Member does not, in any way, guarantee the return of the Members’ capital or a profit from the operations of the Company; and the Managing Member shall not be responsible to any Member because of a loss of that Member’s investment or a loss in operations, unless and to the extent that it has been occasioned by a Bad Act. In discharging its duties, the Managing Member is fully protected in relying in good faith upon such information, opinions, reports or statements by the Members or their agents, or by any other Person, as to matters the Managing Member reasonably believes are within such other Person’s professional or expert competence, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits or losses of the Company or any other facts pertinent to the existence and amount of assets from which distributions to Members might properly be paid.

4.4 Removal of Managing Member.

(a) Subject to the terms of the Loan Documents, Managing Member may be removed by written notice from the other Member in the event that a Control Trigger Event as to such Member has occurred (which notice shall set forth the day on which such removal is to be effective and a reasonably detailed description of such Control Trigger Event). If a Member is removed as Managing Member under this Section 4.4, then the other Member shall automatically become the sole Managing Member. No Member serving as the Managing Member may voluntarily resign, unless approved by the other Member. Upon the occurrence of a Control Trigger Event, the Member serving as the Managing Member, agrees to promptly and timely execute and deliver any such documents, instruments or certificates as the other Member or its designee may reasonably request to evidence such removal, provided that no such documents, instruments or certificates shall be required to effectuate such removal.

(b) A “Control Trigger Event” shall mean the occurrence of any one or more of the following:

(1) a Bad Act has occurred;

(2) any Transfer by the Managing Member in violation of the terms of this Agreement;

(3) the Managing Member shall (i) file a petition or consent to or collude for the filing, of any petition that would subject the Company or any of its Subsidiaries to any case or proceeding under any state or federal law relating to bankruptcy, insolvency, reorganization or relief of debtors, (ii) cause the Company or any Subsidiary to make a general assignment for the benefit of creditors, or (iii) admit in writing the Company’s or any Subsidiary’s inability to pay its debts generally as they become due or mature or to perform its obligations under this Agreement;

(4) the Managing Member takes any Major Decision without receiving the required approval of the Members hereunder (unless the event or circumstance giving rise to such default shall not be cured to the reasonable satisfaction of the Member electing to remove the Managing Member, within thirty (30) days of notice of such default);

(5) the Managing Member takes any action in violation of the authority granted to it pursuant to this Agreement (unless the event or circumstance giving rise to such default shall not be cured to the reasonable satisfaction of the Member electing to remove the Managing Member, within thirty (30) days of notice of such default); or

(6) the Managing Member resigns from the Company in violation of this Agreement.

4.5 Indemnification.

(a) The Company agrees to indemnify the Managing Member, and its respective managers, members, officers, directors, partners, agents and Affiliates (each, an “Indemnitee”), without duplication, to the fullest extent permitted by law and to defend, save and hold them harmless from and in respect of all reasonable out-of-pocket fees, costs, losses, damages and expenses (including reasonable out-of-pocket attorneys’ fees) actually incurred in connection with or resulting from any claims, demands, obligations, damages, actions, causes of action, suits, losses, judgments, fines, penalties, liabilities, costs and expenses (including, without limitation, reasonable out-of-pocket attorneys’ fees, disbursements and court costs, and all other professional, expert or consultants’ fees and costs incurred as a result of such claims or in enforcing this indemnity provision) of every kind and nature whatsoever (individually, a “Claim”, collectively, “Claims”) arising out of or in any way relating to their respective obligations performed in accordance with this Agreement, including amounts paid in settlement or compromise of any such Claims in accordance with this Agreement, unless and to the extent that any of the foregoing are caused by the Bad Act of such Indemnitee. The termination of any action, suit or proceeding by judgment, order, settlement or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that any Person acted in a fashion constituting a Bad Act. In addition to the indemnification conferred in this Section 4.6, the Indemnitee shall also be entitled to have paid directly by the Company the reasonable out-of-pocket expenses actually incurred in defending any such proceeding against such Indemnitee in advance of its final disposition, to the fullest extent authorized by applicable law, as the same exists or may hereafter be amended; provided that if the Claims involved in such proceeding are determined to be the result of one or more Bad Acts and/or Control Trigger Events by an Indemnitee, such Indemnitee shall, upon demand by any Member, promptly reimburse the Company for all such paid expenses.

(b) The Company may, by action of the Managing Member, provide indemnification to such of the employees and agents of the Company, to such extent and to such effect as the Managing Member shall reasonably determine to be appropriate and authorized under the Act. The rights and authority conferred in this Section 4.5 shall not be exclusive of any other right which any Person may have or hereafter acquire under any statute, this Agreement, vote or consent of Members or otherwise. Any repeal or amendment of this Section 4.5 by the Members shall not adversely affect any right or protection of any Indemnitee existing at the time of such repeal or amendment.

4.6 Authority as to Third Persons. No third party dealing with the Company shall be required to investigate the authority of the Managing Member or secure the approval or confirmation by the Members of any act of such party in connection with the conduct of the Company business. No purchaser of any property or interest owned by the Company shall be required to determine the right to sell or the authority of the Managing Member to sign and deliver any instrument of transfer on behalf of the Company, or to see to the application or distribution of revenues or proceeds paid or credited in connection therewith. Subject to the terms of this Agreement (including, without limitation, Section 4.1 and Section 6.4), the Managing Member shall have full authority to execute on behalf of the Company any and all agreements, contracts, subleases, licenses, conveyances, deeds, mortgages and other instruments, and the execution thereof by the Managing Member is the only execution necessary to bind the Company thereto (and no signature of any other Member is required).

4.7 Property Management Agreement. The Members hereby ratify and approve the Property Management Agreement in effect as of the Effective Date.

4.8 Project Branding. Commencing on the Effective Date, the Project shall be co-branded as a project that is co-owned by (a) either “American Realty Capital” or “AR Capital” and (b) “George Comfort & Sons, Inc.”, in a manner acceptable to both Members.

ARTICLE 5
BOOKS, RECORDS, REPORTS AND ACCOUNTS

5.1 Maintenance of Records and Accounts. At all times, the Managing Member shall maintain or cause to be maintained in a manner customary and consistent with good accounting principles, practices and procedures, a comprehensive system of office books, records, reports and accounts in which shall be entered fully and accurately all transactions of the Company and all Subsidiaries.

5.2 Required Records. The Company’s and Subsidiaries’ books and financial statements shall be prepared and kept in accordance with GAAP. The Managing Member shall maintain at the principal executive office of the Company all of the following:

(a) A current list of the full name and last known address of each Member together with the Capital Contributions of each Member.

(b) A copy of the Certificate of Formation and all certificates of amendment thereto, together with executed copies of any powers of attorney pursuant to which any certificate has been executed.

(c) Copies of the Company’s federal, state and local income tax or information returns and reports.

(d) Copies of this Agreement and all amendments thereto.

(e) All financial statements of the Company.

(f) The Company’s books and records, as they relate to the internal affairs of the Company for each Fiscal Year since its inception.

5.3 Access to Records by Members.

(a) Upon the written request of any Member, the Managing Member shall promptly deliver to such Member or its designee, at the actual expense of the Company, a copy of the information required to be maintained pursuant to Section 5.2 above.

(b) Each of the Members or their agents shall have the right upon reasonable request to (i) inspect and copy, at the requesting Member’s cost, during normal business hours all books and records of the Company, financial statements and any of the records required to be maintained pursuant to Section 5.2, and (ii) obtain from the Managing Member, promptly after becoming available, a copy of the Company’s federal, state and local income tax or information returns for each Fiscal Year.

(c) Each Member hereby agrees to request that its respective (and the Company’s) accountant and auditor, reasonably cooperate with each other in connection with audits, REIT compliance and the preparation of financial statements and tax returns for the Members and their Affiliates.

5.4 Reporting Requirements.

(a) Managing Member shall provide, or cause the current Property Manager to provide, the Members with periodic reports and information as follows:

(1) As soon as reasonably practical, but in no event later than forty-five (45) days after the close of each Fiscal Year of the Company, the Managing Member shall cause to be prepared and furnished to each Member at the actual expense of the Company:

(A) The amount in the Capital Account of such Member as of the last day of such Fiscal Year; and

(B) Annual statements audited by the Approved Accountant which shall include a balance sheet for the Company as of the end of such Fiscal Year, together with related statements of income, Members’ capital and cash flows for such Fiscal year, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the prior Fiscal Year, and shall be prepared on a GAAP basis.

(2) No later than thirty (30) days after the last day of each fiscal quarter, the Managing Member shall prepare and furnish to each Member a report which includes with respect to the Company a complete set of unaudited financial statements for the Company, prepared in accordance with GAAP, including a balance sheet for the Company as of the end of such fiscal quarter, together with related statements of income, Members’ capital and cash flows for such fiscal quarter, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the prior fiscal quarter.

(3) No later than twenty-five (25) days after the last day of each calendar quarter, the Managing Member shall prepare and furnish to each Member the following information:

(A) a report detailing the qualification of the Company’s assets as of the end of such quarter with the REIT asset test under Section 856(c)(4) of the Code;

(B) a report detailing the qualification of the Company’s income for the calendar year through such date with the REIT income tests under Section 856(c)(2) and (3) of the Code;

(C) a report detailing any potential “impermissible tenant services income” (as defined in Section 856(d)(7) of the Code) of the Company for the calendar year through such date; and

(D) such other information as a Member shall reasonably request in order to determine its (or its direct or indirect investor’s) qualification as a REIT.

(4) Each calendar month, the Managing Member shall furnish the Members with the following information:

(A) A monthly trial balance within ten (10) days after the end of each calendar month (such trial balance shall be downloaded into MRI or other systems reasonably requested by Members); and

(B) Bank account reconciliation, within ten (10) days after the end of each calendar month.

(5) Such other information at such times as may be reasonably requested by Investor Member or Sponsor Member.

(b) As soon as reasonably practical, but in no event later than (i) March 31 of each calendar year, the Managing Member shall furnish to the Members estimates of the information necessary for the preparation of their and their respective Affiliates Federal, state and other income tax returns and (ii) September 15 of each calendar year, the final K-1s for each Member.

(c) Managing Member shall furnish each Member copies of all reports furnished to the Company by the property manager under the Management Agreement as and when received from the property manager.

(d) Managing Member shall cause the Company and all of the Subsidiaries to fully comply with the financial reporting obligations set forth in the Loan Documents.

(e) The Managing Member shall provide the other Member with online view-only access to all accounts and other financial information of the Company, the Subsidiaries and the Project.

(f) Managing Member shall promptly deliver to the Members all material correspondence with the Lenders, including, without limitation, all notices of default and notices of non-compliance and Managing Member’s responses thereto.

5.5 Banking. The Managing Member shall maintain one or more separate bank accounts in the name of the Company with a reputable bank or other financial institution approved by the Members (each of JPMorgan Chase N.A., Bank of America, N.A., Wells Fargo, Citibank, N.A. and Deutsche Bank hereby being approved). Each bank account shall be used exclusively for the Company’s funds and no other funds shall be commingled therein. The funds in said account shall be used solely for the business of the Company in accordance with this Agreement, and all withdrawals therefrom are to be made only on checks signed by the Managing Member. Managing Member shall have sole authority and control with respect to the cash and various bank accounts of the Company and the Subsidiaries (including sole signature authority), subject to the terms of this Agreement, and the other Members shall have view only access to such accounts on a daily basis.

5.6 Company Expenses. To the extent the same are set forth in the Annual Operating Budget, the Company shall pay or reimburse the Managing Member for the reasonable out-of-pocket cost of third party services, goods and materials advanced by the Managing Member and directly related to or used for or by the Company for the benefit of the Project and the Company’s or Subsidiaries’ business. Except as aforementioned (and except for any affiliated property manager), the Managing Member shall not be entitled to any fees, payments, commissions or other compensation for performing its duties as Managing Member of the Company.

5.7 Other Business and Activities; Competitive Activities. The Members and their Affiliates may engage in or possess an interest in other activities, investments, and business ventures of every nature and description independently or with others, whether or not competitive with the Company, whether distinct from or related to the Company, and the doctrine of “corporate opportunity” or any analogous doctrine shall not apply. Neither the Company nor any Member has any right by virtue of this Agreement in and to any such activity, investment, or business venture, or to the income or profits derived from such activity, investment, or business venture; and the pursuit of such activities, investments, and business ventures shall not be deemed wrongful or improper or the breach of any duty under this Agreement or existing at law, in equity, or otherwise.

ARTICLE 6
RIGHTS, POWERS, DUTIES, RESTRICTIONS AND MEETINGS OF MEMBERS

6.1 No Authority to Bind the Company. The Members (except, to the extent applicable, in their capacity as the Managing Member) shall have no authority to act for or bind the Company or the Subsidiaries, such powers being vested solely and exclusively in the Managing Member. The rights of the Members shall include only (i) such rights as are expressly provided in this Agreement and (ii) such other rights as may be granted under the Act to members of limited liability companies formed under the Act to the extent not inconsistent with this Agreement.

6.2 No Member Liability; Exculpation.

(a) Except as otherwise provided in the Act and this Agreement, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company and the Members shall not be obligated personally for any such debt, obligation or liability of the Company (in excess of its Capital Contributions) solely by reason of being a Member (subject to the obligation of a Member of the Company under the Act to repay any funds wrongfully distributed to it). The failure of the Company to observe any formalities or requirements relating to the exercise of its powers or management of its business or affairs under the Act or this Agreement shall not be grounds for imposing personal liability on the Members for liabilities of the Company.

(b) Except as otherwise expressly provided to the contrary herein or in the Indemnity Agreement or in any separate agreement between the parties or any Nonrecourse Party relating hereto, no Member, no Affiliate of any Member, nor any direct or indirect partner, shareholder, member, manager, owner, officer, director, trustee, agent or employee in or of any Member or any Affiliate of any Member (each, a “Nonrecourse Party”) shall be personally liable in any manner or to any extent under or in connection with this Agreement, except for such Member’s Bad Acts, and neither any Member nor the Company nor any Person claiming by, through or under any Member or the Company shall have any recourse to any assets of a Nonrecourse Party other than such Nonrecourse Party’s affiliate Member’s Membership Interest to satisfy any liability, judgment or claim that may be obtained or made against any such Nonrecourse Party under this Agreement. The limitation of liability provided in this Section 6.2 is in addition to, and not in limitation of, any limitation on liability applicable to a Nonrecourse Party provided by law or by this Agreement or any other contract, agreement or instrument.

6.3 Restrictions on Members. Except as otherwise provided in this Agreement, no Member shall have the right or power to:

(a) Withdraw or reduce its Capital Contributions to the Company or any part of its Capital Account, other than upon the dissolution and liquidation of the Company as provided by this Agreement;

(b) Cause the dissolution of the Company; or

(c) Bring an action for partition against the Company.

6.4 Major Decisions. Notwithstanding the grant of authority to the Managing Member under Section 4.1 of this Agreement, the Managing Member shall not execute any of the following decisions (each individually, a “Major Decision” and collectively “Major Decisions”) without the prior unanimous approval of the Members (it being understood that any Member, at any time, may request in writing approval of the following Major Decisions):

(a) approving any Annual Capital Budget and Annual Operating Budget and making or approving any change, amendment, waiver, modification, or alteration of any Annual Capital Budget and Annual Operating Budget, except for Permitted Variance;

(b) making or approving any expenditure or reimbursement which deviates from the then current Annual Capital Budget and Annual Operating Budget (or, if applicable, Interim Budget) in excess of the Permitted Variance, other than Required Capital;

(c) commencing or taking any litigation and settling or disposing of any legal action that exceeds $250,000.00 in the aggregate (in each case exclusive of amounts covered by insurance); and confessing any judgment;

(d) (A) making or refraining from making any tax election (other than any immaterial tax election) required or permitted to be made by the applicable entity, (B) making any decision regarding the reporting of any transaction on any tax return (other than in respect of immaterial items), (C) making any decision (other than any immaterial decisions) relating to any tax audit, claim or controversy (other than any immaterial tax audit, claim or controversy) and (D) determining the Gross Asset Value of any Company asset;

(e) filing of any petition or consenting to or colluding for the filing, of any petition, that would subject the Company or any of its Subsidiaries to any case or proceeding under any federal or state law relating to bankruptcy, insolvency, reorganization or relief of debtors, or admitting in writing by the Company or any of its Subsidiaries of any of their respective inabilities to pay their debts generally as they become due, or the making by the Company or any of its Subsidiaries of a general assignment for the benefit of its creditors;

(f) admitting new or substitute members of the Company or any Subsidiary, except in accordance with this Agreement;

(g) except as expressly set forth in Articles VII and VIII (which shall govern and control), purchasing, acquiring, selling or assigning any real property or personal property;

(h) except as expressly set forth in Articles VII and VIII (which shall govern and control), the selling, conveying, exchanging, disposing, net leasing or other transferring of all or a portion of any real property, including the Project, and of any development rights, or, in each case, the Company’s direct and indirect interest therein;

(i) merging, converting or consolidating the Company or any Subsidiary with or into any other Person or materially changing the ownership structure of the Company and its Subsidiaries or liquidating or dissolving the Company or any Subsidiary;

(j) any financing (whether of the Company, any Subsidiary, the Project, or any other financing) or decision to prepay any financing, or modifying, extending or renewing, or permitting any of its Subsidiaries or Affiliates to modify, extend or renew the terms of any financing, and any entering into documents evidencing the same; extending credit or making loans to any Person or becoming a surety, guarantor, endorser or accommodation endorser for any Person (other than the endorsement of checks and the like in the ordinary course of business), or the decision to guaranty, or to provide recourse or completion guarantees, for any financing;

(k) taking any affirmative action in knowing contravention of (i) this Agreement or (ii) the Loan Documents;

(l) all decisions regarding in-kind distributions of Company assets to the Members;

(m) applying for, making or approving any change in the applicable zoning or proposed entitlements for the development of the Project, or permitting any of its Subsidiaries to do the same;

(n) entering into, modifying, renewing, extending or terminating (or making any determination that the Company or any Subsidiary should default under) (i) any Material Contract not otherwise set forth in the Approved Capital Budget or Approved Operating Budget, (ii) any non-Material Lease which does not comply with the leasing parameters which are part of the Approved Operating Budget, or (iii) any Material Lease;

(o) modifying, renewing, extending or terminating the existing Property Management Agreement or entering or taking any of the aforementioned action with respect to any replacement property management agreement;

(p) determining whether to commence an eviction proceeding or enforcement proceeding against, tenant under a Material Lease, and determining whether to settle any such action for an amount, or agreement to perform, which is substantially less than tenant’s full obligations under its Material Lease;

(q) the engagement (other than a Qualified Sales Broker), or modification or termination, of any agreement with, any broker for the sale or financing of the Project;

(r) the approval of any modification to the insurance program for the Project, Company and the Subsidiaries existing as of the Effective Date; provided, however, that absent agreement to the contrary, the insurance program shall comply with the requirements set forth in the Loan Documents;

(s) amending this Agreement or any of the constituent agreements governing the Company or its Subsidiaries;

(t) making any distribution, other than those expressly authorized to be made pursuant to this Agreement;

(u) undertaking any expansion or development of or to the Project (which, for the avoidance of doubt, shall not include any alterations or improvements to any interior space in, or the existing exterior envelope of, the buildings located thereon) other than as set forth in the then applicable Annual Capital Budget and Annual Operating Budget, or utilize any development rights appurtenant to the Project in connection therewith, or change the use of the Project from mixed use office and retail, or decide whether or not to rebuild or reconstruct the improvements on the Project after the same are damaged in any material respect by a fire or other casualty (unless such reconstruction is required under the Loan Documents; it being agreed that the manner in which the improvements on the Project are rebuilt shall be a Major Decision);

(v) enter into any material reciprocal easement agreement, declaration of covenants or similar instrument binding on the Project, or terminate or modify in any material respect any such agreement; provided, that entering into any utility company rights, easements and franchises relating to electricity, water, steam, gas, telephone, sewer or other service or the right to use and maintain poles, lines, wires, cables, pipes, boxes and other fixtures and facilities in, over, under and upon the Project shall not constitute a Major Decision;

(w) amending the Condominium Documents or any documents relating to the Amenities Membership Interests or the Amenities Property, including, without limitation, the Amenities Loan Documents;

(x) determining the amount of Reserves in excess of the amount set forth in the Annual Operating Budget and Annual Capital Budget; and

(y) entering into agreements or other arrangements (including the approval of the terms and conditions of) (or any amendment or modification to, or the granting of any waiver under, or the assignment, extension, termination or cancellation of the same) for the furnishing to the Company or any Subsidiary of goods and/or services by any Affiliate of a Member, including a replacement property management agreement (except in connection with the termination and replacement of the property management agreement in accordance with Section 4.1(d)) (each such agreement or other arrangement, an “Affiliate Agreement”).

Notwithstanding anything contained in this Agreement to the contrary, from and after the closing of the purchase and sale of the Call Interest under Section 7.7 below, Investor Member shall have the exclusive power and authority to cause the Company and the Subsidiaries to propose and to execute any Major Decision and any other decision or action of the Company without the consent of the Sponsor Member, and Sponsor Member shall be deemed to have relinquished rights to participate in the management of the Company.

ARTICLE 7
TRANSFERS OF MEMBERSHIP INTERESTS

7.1 Restrictions on Transfer.

(a) Except as expressly provided to the contrary herein, no Member shall Transfer (as such term is defined below) or permit the Transfer of all or any portion of its Interest in the Company or a direct or indirect interest in its Interest in the Company without the prior written consent of the Members (which consent each Member may grant or withhold in its sole and absolute discretion). The term “Transfer” shall be deemed to refer to a transaction by which all or a portion of such Member’s Interest in the Company, or any equitable or beneficial, direct or indirect interest in such Member, is transferred to another Person, and includes a conveyance, grant, bargain, sale, assignment, gift, pledge, collateral assignment (including any assignment of income or profits), encumbrance, hypothecation, mortgage, transfer by will or intestate succession, exchange, or any other disposition, whether voluntary or involuntary. Any Transfer in violation of this Agreement shall be null and void and of no force and effect whatsoever. Accordingly, the restrictions on Transfer contained herein shall be specifically enforceable. Each Member hereby further agrees to indemnify and hold the Company and the other Member and its Indemnitees wholly and completely harmless from any cost, liability or damage (including, without limitation, liabilities for transfer taxes, income taxes and costs of enforcing this indemnity) incurred by any of such indemnified persons as a result of a Transfer by or in the transferor Member (including Transfers from one Member to the other and Transfers otherwise permitted under Section 7.2 below); provided, however, in the event either Member exercises the Dilution Election in accordance with Section 2.2(c) or 2.2(e) above, the Failing Member shall be solely responsible for, and shall indemnify and hold the Non-Failing Member harmless from and against, any and all transfer taxes to the extent attributable to the exercise of the Dilution Election.

(b) Notwithstanding anything in this Agreement to the contrary, but subject to compliance with the provisions of Section 7.2 below, subject to compliance with the Loan Documents, the following Transfers shall be permitted without the prior consent of the Members:

(1) a Transfer of Sponsor Member’s Membership Interest to Investor Member under Section 7.7 below;

(2) a Transfer of Sponsor Member’s Membership Interest (or any direct or indirect interests therein) to any third-party in accordance with Section 7.7(i)(2);

(3) a Transfer of interests in any of the direct or indirect owners of the Investor Member, including in the Investor Parent, to any third-party by way of a merger, consolidation, listing, public offering of stock or other interests, or the sale of all or substantially all of the stock or assets of such Person either in one or in a series of transactions which are consummated simultaneously and with the same transferee (or group of affiliated transferees), so long as, in each case, after giving effect to such Transfer, Investor Parent, directly or indirectly, continues to Control Investor Member. The entity which is the surviving entity following such Transfer or Transfers shall be referred to herein as a “Permitted Successor”;

(4) at any time, Transfers of direct or indirect interests in:

(A) DRA Fund, so long as after giving effect to such Transfer, DRA Advisors LLC, or its successors or assigns by merger or otherwise, or any of its principals, directly or indirectly, continues to Control DRA Fund;

(B) RCG Longview, so long as after giving effect to such Transfer, an RCG Control Person, directly or indirectly, continues to Control RCG Longview;

(C) CWWP, so long as after giving effect to such Transfer, Peter S. Duncan, directly or indirectly, continues to Control CWWP;

(D) Comfort Member by any of its direct or indirect constituent owners to and among themselves; it being agreed that (i) other than with respect to limited partners or fund investors in CWWP and RCG Longview, no Person that does not own a direct or indirect interest in Comfort Member as of the Effective Date shall own a direct or indirect interest in Comfort Member after giving effect to such Transfer and (ii) Comfort Member shall be Controlled by Peter S. Duncan or an RCG Control Person; and

(E) Sponsor Member, to and among the constituent owners of Sponsor Member as of the Effective Date.

For the avoidance of doubt, no Transfer permitted under clauses (1), (2), (3) and (4) shall trigger the right of first offer set forth in Section 7.8;

(5) at any time following the fifth (5th) anniversary of the Effective Date:

(A) Transfers of (x) Sponsor Member’s entire Membership Interest, and (y) DRA Fund’s, RCG Longview’s and Peter S. Duncan’s direct or indirect interests in Sponsor Member, provided that in each case Investor Member is granted a right of first offer in accordance with Section 7.8 in connection therewith (except that notwithstanding the foregoing, a Transfer of Peter S. Duncan’s direct or indirect interests in Sponsor Member occasioned by the death or disability of such Person shall not trigger the aforementioned right of first offer so long as an RCG Control Person assumes Control of Comfort Member); and

(B) Transfers of Investor Member’s entire Membership Interest, provided that Sponsor Member is granted a right of first offer in accordance with Section 7.8 in connection therewith.

Notwithstanding anything in this Agreement to the contrary, neither Member shall be permitted to effectuate a Transfer under the preceding clause (b)(4) so long as the Project is either being actively marketed or is under contract in accordance with the terms of Section 8.2 below, or if the Members have collectively decided to market and/or sell the Project.

7.2 Conditions on Transfer.

(a) Any Interest in the Company which is transferred in accordance with the terms hereof shall remain subject to all of the terms and conditions of this Agreement; and no Transfer, even though otherwise authorized or permitted hereunder, shall be recognized as effective for any purpose whatsoever unless the transferee has:

(1) in the event of a Transfer of a direct Interest in the Company, agreed to assume all the obligations of such Person’s predecessor accruing from and after the effective date of the Transfer under this Agreement with respect to the Interest so transferred and submitting to the Managing Member a duly executed and acknowledged counterpart of the instrument or instruments making such Transfer, together with such other instrument or instruments, including, but not limited to, a counterpart of this Agreement as it then may have been amended, signifying such transferee’s agreement to be bound by all of the provisions of this Agreement, including, but not limited to, the restrictions upon Transfers of interests herein, all of the foregoing in such form and substance as shall be reasonably satisfactory to the Members; and

(2) if reasonably required by either Member, an opinion of counsel, in form and substance reasonably acceptable to such Member, to the effect that such Transfer shall not violate or cause the Company or the Members to violate, and is otherwise in full compliance with, the Loan Documents, any applicable Federal, state or local securities law, regulation or interpretive ruling, and that Transfer would not result in the treatment of the assets of such Member (or its constituent owners), the Company or the Subsidiaries as "plan assets" for purposes of ERISA and the Department of Labor Regulations, 29 C.F.R. Section 2510.3-101.

(b) No Transfer pursuant to this Article 7 shall be permitted unless (i) the assignee is not a Prohibited Person, (ii) in the case of a Transfer of a direct Interest in the Company, the Members receives at least five (5) days’ prior written notice of the effective date of such Transfer, (iii) the assignor or assignee pays any transfer or other taxes incurred pursuant to such assignment (it being agreed that any such taxes incurred in connection with the purchase and sale of the Call Interest under Section 7.7 shall be payable as set forth in Section 7.7(e)(11)) and (iv) the assignor or assignee pays any cost or expense (including, without limitation, assumption or other transfer fees) required to be paid to a Lender and all reasonable out-of-pocket expenses (including, without limitation, legal and accounting fees) incurred by the Company in connection with such Transfer, including, but not limited, to the cost of the preparation, filing and publishing of any amendment to the Company’s Certificate of Formation and any fictitious name or similar registrations necessary or desirable to the Company. In addition to the foregoing, no Transfer shall be effective if such Transfer:

(1) would jeopardize the treatment of the Company as a partnership for Federal income tax purposes (except for a deemed liquidation resulting from the acquisition of all of Sponsor Member's Membership Interests under Section 7.7),

(2) would cause the Company to be treated as a “publicly traded” company under Code Sections 469(k) or 7704(b),

(3) would violate, or cause the Company to violate, any applicable law or governmental rule or regulation, or

(4) would violate, or cause the Company or any Subsidiary to violate, any documents evidencing or securing indebtedness of the Company or the Subsidiaries (including the Loan Documents). Each Member hereby acknowledges that it has reviewed and is familiar with the restrictions on Transfers contained in the Loan Documents and further acknowledges the reasonableness of the restrictions on Transfer imposed by this Agreement and the Loan Documents in view of the Company purposes and the relationship of the Members.

No assignment to a minor or incompetent shall be effective in any respect. No interests in the Company shall be issued in a transaction that is (or transactions that are) registered or required to be registered under the Securities Act of 1933. Any admission (or purported admission) of a Member and any Transfer (or purported Transfer) of all or part of a Member’s Membership Interest (or any interest or right or attribute therein), whether to another Member or to a third party, shall not be effective, and no Person shall otherwise become a Member, if the Company would or may have more than 100 Members. For purposes of determining the number of partners under the preceding sentence, each Person indirectly owning an interest through a partnership, a limited liability company that is taxed as a partnership, a grantor trust or an S corporation that would be taken into account in determining the number of partners of the Company under Treasury Regulation 1.7704-1(h)(3) shall be treated as a Member.

7.3 Intentionally Omitted.

7.4 Transferees by Operation of Law. If, notwithstanding the provisions of this Article 7, any Person acquires all or any part of the Interest of a Member in violation of this Article 7 by operation of law or judicial proceeding, the holder(s) of said Interest shall be entitled to receive only the share of income, gain, deductions, credits, and losses and the return of contributions to which said Member would otherwise be entitled, and said Person shall have no right to participate in the management of the Company or to vote on matters coming before the Company.

7.5 Admission of Additional Members. Additional Members may be admitted to the Company only with the prior unanimous consent of the Members.

7.6 Obligations of Successors. Any Person who acquires an interest in the Company by assignment or is admitted to the Company as a member shall be subject to and bound by all the provisions of this Agreement from and after the occurrence of such Transfer as if originally a party to this Agreement.

7.7 Call Option.

(a) Investor Member shall have the option to purchase Sponsor Member’s entire Membership Interest at the Call Price by giving an irrevocable written notice of the exercise of such option to Sponsor Member (the “Call Notice”) at any time during the six (6) month period commencing on the first day of the thirty-ninth (39th) full calendar month after the Effective Date and ending on the last day of the forty-fourth (44th) full calendar month after the Effective Date (the “Call Exercise Period”). Upon the giving of the Call Notice, Sponsor Member shall be obligated to sell to Investor Member the entire Membership Interest of Sponsor Member for the Call Price and otherwise upon the terms and conditions set forth in this Section 7.7, except that, notwithstanding the foregoing, Sponsor Member shall have the right, upon notice given to Investor Member within ten (10) Business Days of the delivery of the Call Notice, to retain up to one and two-tenth percent (1.2%) of Sponsor Member’s Membership Interest. The Percentage Interest in the Company which Sponsor Member desires to sell to Investor Member shall herein be referred to as the “Call Interest”. Following the closing of the purchase and sale of the Call Interest, Sponsor Member shall relinquish its right to be the Managing Member, to make Capital Calls and to request Major Decisions hereunder and otherwise participate in the management of the Company. For the purposes of this Section 7.7, the term “Call Price” shall mean an amount equal to the product of (A) the Exit Valuation Amount, less the outstanding principal balance of the Loans as of the Call Interest Closing Date, and (B) the Call Interest. In no event shall Investor Member have the right to deliver more than one (1) Call Notice.

(b) Notwithstanding anything to the contrary herein, the delivery of the Call Notice shall not be deemed to be effective unless, concurrently with the giving of the Call Notice, Investor Member shall deliver to the New York office of a national title insurance company, as escrow agent pursuant to a customary escrow agreement, a deposit (the “Call Deposit”) in an amount equal to Thirty Million and 00/100 Dollars ($30,000,000.00). For the avoidance of doubt, during the Call Exercise Period, Sponsor Member shall not Transfer the Call Interest or any portion thereof to any third party except as expressly set forth in this Section 7.7.

(c) Notwithstanding anything to the contrary herein, the Exit Valuation Amount shall be (A) increased by the aggregate amount of unrecovered Default Capital Contributions made by Sponsor Member and the unrecovered Default Preferred Return thereon, (B) increased by the aggregate amount of the outstanding Special Loans made by Sponsor Member and the accrued and unpaid interest thereon, (C) decreased by the aggregate amount of unrecovered Default Capital Contributions made by Investor Member and the unrecovered Default Preferred Return thereon, and (D) decreased by the aggregate amount of the outstanding Special Loans made by Investor Member and the accrued and unpaid interest thereon, in each case determined as of the Call Interest Closing Date (and following the adjustments made pursuant to this subsection (c), any outstanding Default Capital Contributions and Default Preferred Return, and any outstanding Special Loans (and accrued interest thereon), existing as of the Call Interest Closing Date, shall be deemed to have been reduced to zero).

(d) Lender Assumption Conditions.

(1) Managing Member shall deliver any notice required under the Lender Assumption Conditions to be sent to the Lender prior to the Call Scheduled Closing Date and Investor Member shall use commercially reasonable efforts to timely provide the information, documentation and legal opinions required under the Loan Documents to satisfy the other Lender Assumption Conditions applicable to Investor Member and its Affiliates to permit the purchase and sale of the Call Interest to occur on the Call Interest Scheduled Closing Date. Investor Member agrees to keep Sponsor Member reasonably informed with respect to Investor Member’s efforts to satisfy such Lender Assumption Conditions. Investor Member agrees that, notwithstanding anything herein to the contrary, in the event the Lender determines that the Lender Assumption Conditions have not been satisfied solely on account of Investor Member failing to use commercially reasonable efforts to provide the information, documentation and legal opinions required under the Loan Documents to satisfy the Lender Assumption Conditions applicable to Investor Member and its Affiliates or failing to cause the Investor Guarantors to deliver the Replacement Guarantees as required under Section 7.7(e)(10) or make the payments required under Section 7.7(e)(10), such event shall be deemed to be a default by Investor Member of its obligation to close on the purchase of the Call Interest under this Section 7.7, and Sponsor Member shall have the rights and remedies set forth in Section 7.7(h) below.

(2) Sponsor Member shall use commercially reasonable efforts to timely satisfy all of the other Lender Assumption Conditions applicable to Sponsor Member and its Affiliates to permit the purchase and sale of the Call Interest to occur on the Call Interest Scheduled Closing Date. Sponsor Member agrees to keep Investor Member reasonably informed with respect to Sponsor Member’s efforts to satisfy such Lender Assumption Conditions.

(3) In the event the Lender has not confirmed in writing prior to the Call Interest Scheduled Closing Date that the Lender Assumption Conditions have been unconditionally satisfied, either Member shall have the right to adjourn the closing for up to sixty (60) days, during which time the Members’ respective obligations under this subsection (d) shall continue in full force.

(e) If Investor Member timely delivers the Call Notice, and all Lender Assumption Conditions have been met to the Lenders’ satisfaction, the closing of the purchase and sale of the Call Interest shall be on a date designated by Investor Member in the Call Notice, which shall be not less than thirty (30) days or more than ninety (90) days after the giving of Call Notice. The closing date designated in the Call Notice is hereinafter referred to as the “Call Interest Scheduled Closing Date,” and the actual closing date is referred to as the “Call Interest Closing Date”. On the Call Interest Closing Date, the Members shall close on the purchase and sale of the Call Interest in accordance with the provisions set forth in Section 7.8(c) below, except that for the purposes of this Section 7.7:

(1) “Offering Party” shall be deemed to refer to Sponsor Member;

(2) “Non-Offering Party” shall be deemed to refer to Investor Member;

(3) “Offered Interest” shall be deemed to refer to the Call Interest;

(4) “Offer Sale Price” shall be deemed to refer to the Call Price;

(5) “First Offer Notice” shall be deemed to refer to the Call Notice;

(6) “First Offer Closing Date” shall be deemed to refer to the Call Interest Closing Date;

(7) Subsections (2)(B) and (7) of Section 7.8(c) shall not apply and Subsection (6) shall only apply to the extent the adjustment are not already taken into consideration under Section 7.7(c) (reflecting the intent of the parties to not duplicate these adjustments) to Call Price);

(8) Sponsor Member shall receive a cash credit equal to the product of (x) any reserves then being held by a Lender and (y) the Call Interest;

(9) Sponsor Member shall have the right to direct in writing that the Call Price be paid directly to one or more of Sponsor Member’s constituent members;

(10) Investor Member shall cause Investor Guarantor to execute and deliver the Replacement Guarantees, and shall use commercially reasonable efforts to provide the information, documentation and legal opinions required to satisfy the other Lender Assumption Conditions applicable to Investor Member and its Affiliates and use commercially reasonable efforts to perform all other obligations set forth in the Loan Documents to the extent necessary to effectuate the closing hereunder (without any representation or warranty whatsoever from Investor Member that Lenders’ approval shall be obtained). Investor Member shall pay all fees and expenses payable in connection with satisfying the Lender Assumption Conditions, including, without limitation, servicing fees, rating agency fees, transfer and assumption fees, attorneys’ fees and disbursements and processing fees required to be paid to the Lenders, servicers and rating agencies in connection therewith; and

(11) notwithstanding anything to the contrary contained herein, in no event shall Investor Member or the Company be responsible for the payment of any New York State or New York City transfer taxes on account of the purchase and sale of the Call Interest, and Sponsor Member shall indemnify, defend and hold Investor Member harmless from any damages, fines, penalties, liabilities, interest, costs and expenses with respect thereto (including, without limitation, reasonable out-of-pocket attorneys’ fees). Notwithstanding the foregoing, if the taxing authorities shall impose any such tax as a result of aggregating the Call Interest with any Transfers of direct or indirect interests in Investor Member, each Member shall be responsible for the taxes attributable to its Transfer.

(f) It shall be a condition precedent to Sponsor Member’s obligation to close on the sale of the Call Interest (waivable by Sponsor Member), that the Lender release the Existing Guarantors (excluding the Company) from their obligations under the Existing Guarantees for any acts, events or circumstances which first occur from and after the closing of the purchase and sale of the Call Interest.

(g) If Sponsor Member shall default in its obligation to close the sale of the Call Interest contemplated by this Section 7.7 on the Call Interest Scheduled Closing Date, after the Lender’s Assumption Conditions shall be satisfied, then Investor Member shall be entitled to specific performance against Sponsor Member, in addition to any other remedies available to Investor Member pursuant to this Agreement at law or in equity, including, without limitation, any damages arising from such default (in which case, so long as Investor Member is not successful in an action for specific performance, or specific performance is not available, Investor Member shall be entitled to the return of the Call Deposit, together with all interest accrued thereon, and Sponsor Member shall be obligated to reimburse Investor Member for its actual, out-of-pocket costs incurred in connection with such transaction (but in no event shall such reimbursement obligation exceed $500,000.00)).

(h) If Investor Member shall default in its obligation to close the purchase of the Call Interest contemplated by this Section 7.7 on the Call Interest Scheduled Closing Date, after the Lender’s Assumption Conditions shall be satisfied, then Sponsor Member shall have the right to take any one or more of the following actions: (i) Sponsor Member shall be entitled to retain the Call Deposit, together with all interest accrued thereon, as liquidated damages, and (ii) Sponsor Member shall be permitted to exercise the rights set forth in Section 7.7(i)(2) and/or Section 7.7(i)(3) below. The Members agree and acknowledge that irreparable damage and harm would occur to Sponsor Member if Investor Member shall default in its obligation to close the purchase of the Call Interest as contemplated by this Section 7.7, and it is agreed and acknowledged that Sponsor Member will not be adequately compensated by monetary damages. The Members accordingly agree that the aforementioned remedy provisions are fair and equitable given the substantial damage and uncertainty that will be suffered by Sponsor Member as a result of such breach by Investor Member and the difficulty in determining and mitigating such damage.

(i) If Investor Member elects, in its sole discretion, not to deliver a Call Notice prior to the expiration of the Call Period, Sponsor Member shall have the right to take any one or more of the following actions:

(1) Investor Member shall, within fifteen (15) Business Days of the expiration of the Call Period, pay to Sponsor Member an amount equal to Twenty-Five Million and 00/100 Dollars ($25,000,000.00), failing which Sponsor Member shall have the right to withhold (or, if Sponsor Member is not then the Managing Member, to cause or direct Managing Member to withhold) an amount equal to such amount from the Cash Flow and Capital Proceeds otherwise distributable to Investor Member pursuant to this Agreement and distribute the same to Sponsor Member (and any such amounts paid to Sponsor Member shall be treated as first having been distributed to Investor Member and then as having been paid to Sponsor Member) and interest on any unpaid portion of the unpaid amount shall accrue at a rate equal to the lower of fifteen (15%) per annum, compounded monthly, and the maximum rate permitted by law, until fully paid;

(2) during the twelve (12) month period commencing on the fourth (4th) anniversary of the Effective Date, Sponsor Member (and its constituent members) shall have the right to effect a Transfer of all or any portion of Sponsor Member’s Membership Interest (or any direct or indirect interests therein) to any third party on terms and conditions Sponsor Member or its constituent members may determine in their sole discretion (without Investor Member having a First Offer Right under Section 7.8); and

(3) during the twelve (12) month period commencing on the fourth (4th) anniversary of the Effective Date, Sponsor Member shall have the exclusive right, subject to the terms hereof, without the consent of Investor Member, on behalf of the Company and any Subsidiary, to cause the Managing Member to enter into an arms’ length contract of sale for the sale of the Project on such terms and conditions as Sponsor Member shall determine in its sole discretion, provided, however, that (x) the sale of the Amenities Property, and the sale of the loans evidenced and/or secured by the Amenities Loan Documents, shall be structured as a sale of the direct and indirect membership interests in Amenities Membership Owner, and not a sale of the fee title to the Amenities Property or of such loans themselves; and (y) Sponsor Member shall have no right to cause the applicable Subsidiaries to sell, transfer, assign or otherwise dispose of less than the entire Project. The sale shall be conducted using a Qualified Sales Broker. Managing Member shall deliver to the Members promptly after execution and delivery thereof, a true, correct and complete copy of the sale contract (and any subsequent amendments or modifications thereof) entered into in accordance with this Section 7.7(i). Investor Member agrees to promptly and timely execute and deliver any such documents, instruments or certificates as Sponsor Member may reasonably request to evidence Sponsor Member’s authority to conduct such a sale in accordance with this Section 7.7(i).

(j) If the closing of the purchase and sale of the Call Interest shall not occur as a result of the Lender Assumption Conditions not being satisfied prior to the Call Interest Scheduled Closing Date (unless on account of Investor Member’s default, as set forth in Section 7.7(d)(1)), or if the Lender does not agree to release the Existing Guarantors in accordance with subsection (f) above (and Sponsor Member elects not to waive such condition), then, in either of such events, Sponsor Member shall be permitted to exercise the rights set forth in Section 7.7(i)(2) and/or Section 7.7(i)(3) above (but not the rights set forth in Section 7.7(i)(1) above).

(k) Time shall be of the essence with respect to all the time periods set forth in this Section 7.7.

7.8 Right of First Offer.

(a) In connection with (i) any permitted Transfer in accordance with Section 7.1(b)(4) above which requires the transferring Member to provide the other Member with a right of first offer, or (ii) a Trigger Sale in accordance with Section 8.1 below which requires an Electing Member to provide the Other Member with a right of first offer, the transferring Member (hereinafter referred to as the “Offering Party”) shall give notice (the “First Offer Notice”) of such proposed Transfer to the other Member (hereinafter referred to as the “Non-Offering Party”), which First Offer Notice shall include an offer to Transfer such direct or indirect Interest in the Company (hereinafter referred to as the “Offered Interest”) to the Non-Offering Party and/or its designee. The First Offer Notice shall set forth (i) the price that the Offering Party is then considering for the Transfer of such Offered Interest, net of any transaction costs that the Offering Party would bear in connection therewith (the “Offer Sale Price”) and (ii) any other material terms and conditions that the Offering Party is then considering for such Transfer.

(b) The First Offer Notice shall be deemed a binding offer from the Offering Party to the Non-Offering Party whereby the Non-Offering Party (and/or its designee) shall have the right (the “First Offer Right”) to elect to purchase the Offered Interest for the Offer Sale Price in accordance with the provisions of this Section 7.8. The First Offer Right may be exercised by the Non-Offering Party at any time within forty-five (45) days after the giving of the First Offer Notice by giving notice thereof (the “First Offer Exercise Notice”) to the Offering Party; provided, that simultaneously with the giving of the First Offer Exercise Notice, the Non-Offering Party shall deliver to the New York office of a national title insurance company, as escrow agent pursuant to a customary escrow agreement, a deposit (the “First Offer Deposit”) in an amount equal to five percent (5%) of the Offer Sale Price. For the avoidance of doubt, during such forty-five (45) day period (the “Exercise Period”), the Offering Party shall not Transfer the Offered Interest or any portion thereof.

(c) If the Non-Offering Party timely exercises the First Offer Right, the closing of the purchase shall be on a date (the “First Offer Closing Date”) designated by the Non-Offering Party which is not more than seventy-five (75) days after the giving of the First Offer Exercise Notice and at a place designated by the Non-Offering Party in New York, New York. On the First Offer Closing Date:

(1) The Offering Party shall deliver to the Non-Offering Party (and/or its designee) a duly executed and acknowledged instrument of assignment transferring the Offered Interest of the Offering Party to the Non-Offering Party (and/or its designee) free and clear of all liens and encumbrances, which instrument shall contain surviving representations limited to the due organization and authority of the Offering Party, that the Offering Party owns one hundred percent (100%) of the Offered Interest and the absence of liens and encumbrances on the Offered Interest and shall contain a provision indemnifying and holding the Non-Offering Party (and/or its designee) harmless from any loss, liability, cost or expense (including reasonable out-of-pocket attorneys’ fees) it may incur by reason of any breach of such representations (which indemnification shall be given or guaranteed jointly and severally by a creditworthy party reasonably acceptable to the Non-Offering Party);

(2) The Offering Party shall pay all (A) transfer, gains, stamp or similar taxes due in connection with the conveyance of the Offered Interest (but if the taxing authorities shall impose any such tax as a result of aggregating the Offered Interest with any Transfers of direct or indirect interests in the Non-Offering Member, each Member shall be responsible for the taxes attributable to its Transfer) and (B) fees and expenses payable, if any, to a Lender, servicers and rating agencies pursuant to the express terms of the Loan Documents;

(3) The Non-Offering Party shall pay or cause to be paid the Offer Sale Price to the Offering Party by wire transfer in immediately available funds;

(4) The Offering Party shall discharge of record all liens and encumbrances affecting the Offered Interest, and if the Offering Party fails to do so, the Non-Offering Party (and/or its designee) may use any portion of the Offer Sale Price to pay and discharge any such liens and/or encumbrances and any related expenses and adjourn the closing for such period as may be necessary for such purpose;

(5) All items of Company revenue and expense shall be apportioned between the Offering Party (or if the Offering Party is selling an indirect interest in the Company, such Offering Party’s Affiliate Member) and the Non-Offering Party as of 11:59 p.m. on the day immediately preceding the First Offer Closing Date in accordance with the customs and practices usual in comparable transactions in proportion to their respective shares of Cash Flow for the current calendar period, and, subject to the foregoing, Cash Flow and Capital Proceeds up to (but not including) the First Offer Closing Date shall be distributed in accordance with the provisions of Section 3.1, and if the Offered Interest consists of a Member’s Membership Interest (as opposed to an indirect interest), the Approved Accountant shall close the books of the Company as of the First Offer Closing Date;

(6) Offer Sale Price Adjustment.

(A) If the Offered Interest consists of a Member’s Membership Interest (as opposed to an indirect interest), the Offer Sale Price shall be (1) increased by the aggregate amount of all Capital Contributions made by the Offering Party on account of the Offered Interest in the period between the date of the First Offer Notice and the First Offer Closing Date and the amount of any outstanding Special Loans (plus all interest accrued thereon) made by the Offering Party in accordance with the terms of this Agreement, and any other amounts due from the Non-Offering Party to the Offering Party in accordance with this Agreement (if and to the extent that such Capital Contributions, Special Loans and accrued interest were not reflected in the Offer Sale Price, it being the intention of the Members that reimbursement of such items not be duplicated), and (2) decreased by any Cash Flow and Capital Proceeds distributed to the Offering Party pursuant to Section 3.1 on account of the Offered Interest during such period and the amount of any outstanding Special Loans (plus all interest accrued thereon) made by the Non-Offering Party in accordance with the terms of this Agreement, and any other amounts due from the Offering Party to the Non-Offering Party or the Company in accordance with this Agreement (if and to the extent that such distributions and payments were not reflected in the Offer Sale Price, it being the intention of the Members that reimbursement of such items not be duplicated);

(B) If the Offered Interest is an indirect interest in the Company, the Offer Sale Price shall be (1) increased by (i) the product of (x) the aggregate amount of all Capital Contributions made by the Offering Party’s Affiliate Member and (y) the Offering Party’s indirect interest in the Company, on account of the Offered Interest in the period between the date of the First Offer Notice and the First Offer Closing Date, (ii) the product of (x) the amount of any outstanding Special Loans (plus all interest accrued thereon) made by the Offering Party’s Affiliate Member in accordance with the terms of this Agreement and (y) the Offering Party’s indirect interest in the Company, and (iii) the product of (x) any other amounts due from the Non-Offering Party to the Offering Party’s Affiliate Member in accordance with this Agreement and (y) the Offering Party’s indirect interest in the Company (if and to the extent that such Capital Contributions, Special Loans and accrued interest were not reflected in the Offer Sale Price, it being the intention of the Members that reimbursement of such items not be duplicated); it being agreed further that the Non-Offering Party shall no longer be obligated to such Offering Party’s Affiliate Member for such amounts that the Offer Sale Price shall have been increased (e.g., any increase in the Offer Sale Price as a result of a Special Loan shall be deemed to reduce the outstanding principal balance of such Special Loan by a corresponding amount) and (2) decreased by (i) the product of (x) any Cash Flow and Capital Proceeds distributed to the Offering Party’s Affiliate Member pursuant to Section 3.1 on account of the Offered Interest during such period and (y) the Offering Party’s indirect interest in the Company, (ii) the product of (x) the amount of any outstanding Special Loans (plus all interest accrued thereon) made by the Non-Offering Party to the Offering Party’s Affiliate Member in accordance with the terms of this Agreement and (y) the Offering Party’s indirect interest in the Company, and (iii) the product of (x) any other amounts due from the Offering Party’s Affiliate Member to the Non-Offering Party or the Company in accordance with this Agreement and (y) the Offering Party’s indirect interest in the Company (if and to the extent that such distributions and payments were not reflected in the Offer Sale Price, it being the intention of the Members that reimbursement of such items not be duplicated); it being agreed further that the Non-Offering Party shall no longer be obligated to such Offering Party’s Affiliate Member for such amounts that the Offer Sale Price shall have been increased (e.g., any decrease in the Offer Sale Price as a result of a Special Loan shall be deemed to reduce the outstanding principal balance of such Special Loan by a corresponding amount).

(7) If the Offering Party or any of its Affiliates have executed and delivered any guaranties or indemnities in connection with any loans of the Company or any Subsidiaries, then the Non-Offering Party shall either (A) cause the holder of any financing secured by or otherwise relating to the Project to release such Persons from any such guaranties or indemnities for which such party would otherwise be personally liable to the extent that such liabilities are due to acts first occurring from and after the First Offer Closing Date or (B) if the holder(s) of the applicable financing(s) does not agree to so release the applicable Persons from any such guaranties or indemnities, cause a creditworthy party reasonably acceptable to the Offering Party to indemnify, defend and hold harmless such Persons from any such guaranties or indemnities for which such party would otherwise be personally liable to the extent that such liabilities are due to acts first occurring from and after the First Offer Closing Date; provided, that the conditions of this Section 7.8(c)(7) shall be deemed satisfied if, in connection with the closing of the purchase and sale of the Offered Interest in accordance herewith, the underlying financing to which such liabilities relate are repaid in full or otherwise satisfied in full (except to the extent of any liability that survives repayment of same pursuant to the express terms of such financing); and

(8) the Members shall execute all amendments to fictitious name, limited liability company or similar certificates necessary to effect the withdrawal of the Offering Party from the Company and, if applicable in respect of the admission of a designee of the Non-Offering Party, the admission of such new Member to the Company or the termination of the Company, or as otherwise may be required by law.

(d) If the Offering Party shall default in its obligation to close the sale of its Offered Interest contemplated by this Section 7.8 on the First Offer Closing Date, then the Non-Offering Party shall be entitled to specific performance against the Offering Party, in addition to any other remedies available to the Non-Offering Party pursuant to this Agreement at law or in equity, including, without limitation, any damages arising from such default or failure to perform (in which case, so long as the Non-Offering Party is not successful in an action for specific performance, the Non-Offering Party shall be entitled to the return of the First Offer Deposit, together with all interest accrued thereon).

(e) If the Non-Offering Party shall default in its obligation to close the purchase of the Offered Interest contemplated by this Section 7.8 on the First Offer Closing Date, then (i) the Offering Party shall be entitled to retain the First Offer Deposit, together with all interest accrued thereon, as liquidated damages and (ii) (x) if the right of first offer was triggered under Section 7.1(b)(4) above, the Offering Party may effect a Transfer of the Offered Interest to any third party on terms and conditions the Offering Party determines in its sole but commercially reasonable discretion (without the Non-Offering Party having a First Offer Right under this Section 7.8), so long as such sale is consummated within two (2) years of the First Offer Closing Date and (y) if the right of first offer was triggered under Section 8.1 below, the Offering Party shall have the right to consummate a sale of the Project pursuant to the terms of Section 8.2 below.

(f) If the Non-Offering Party does not exercise the First Offer Right, then the Offering Party shall have a period of one hundred eighty (180) days from the last day of the Exercise Period to consummate the Transfer of the Offered Interest for a sale price not lower than the Offer Sale Price by more than Twenty-Five Million and 00/100 Dollars ($25,000,000.00) and otherwise on terms and conditions similar in all material respects to those set forth in the First Offer Notice (collectively, the “ROFO Sale Conditions”) (it being understood that any such Transfer shall be subject to the limitations and other terms and conditions applicable thereto pursuant to the provisions of Article 7). If any of the ROFO Sale Conditions are not satisfied, then the Non-Offering Party’s First Offer Right shall be deemed revived and reinstated with respect to any subsequent desire of the Offering Party to sell all or any portion of the Offered Interest.

(g) The parties acknowledge that notwithstanding Section 2.2(c) or Section 2.2(e), neither Member shall exercise the Dilution Election after the delivery of a First Offer Notice until (A) if the Non-Offering Party does not timely exercise the First Offer Right, the expiration of the Exercise Period, and (B) if the Non-Offering Party timely exercises the First Offer Right, the date on which the Offering Party defaults in its obligation to close the sale of its Offered Interest contemplated by this Section 7.8.

ARTICLE 8
forced sale

8.1 Trigger Sale.

(a) At any time during an Authorized Trigger Sale Exercise Period, Sponsor Member or Investor Member, as applicable, shall have the right to elect to cause the Managing Member to cause the applicable Subsidiaries to sell, transfer, assign or otherwise dispose of for cash and/or the assumption of indebtedness the Project to an unaffiliated third party without the consent of Investor Member in accordance with Section 8.2 below (a “Trigger Sale”). If either the Sponsor Member or Investor Member (the “Electing Member”) desires to cause a Trigger Sale in accordance with this Section 8.1, the Electing Member shall send a written notice thereof to the other Member (the “Other Member”), which notice shall be deemed to be a “First Offer Notice” pursuant to Section 7.8(a) for the Other Member to purchase the Electing Member’s Membership Interest in accordance with the remaining provisions of Section 7.8 and which notice shall also include (1) the proposed purchase price (the “Proposed Asset Purchase Price”) and all other economic and material terms and conditions for the Trigger Sale (which shall include, in all events, that the purchase price shall be paid only with cash and/or assumption of indebtedness), (2) state whether or not such Trigger Sale would be to a Person who would be a permitted transferee under the terms of the Loan Documents (whether as a matter of right or, to the extent a loan assumption is provided for in the Loan Documents, by obtaining Lender, rating agency or other approval) and which would be assuming the Loan and (3) such notice shall contain and be accompanied by detailed computations setting forth the Approved Accountant’s calculation of the amount of cash which would be received by the Other Member were such Trigger Sale consummated in accordance with the terms set forth in the notice to the type of purchaser specified in the notice (i.e., assuming the Loan is assumed if such purchaser was so specified; otherwise assuming the Loan is prepaid or defeased in accordance with the applicable provisions of the Loan Documents as of the date of the closing of the Trigger Sale and assuming the Company (through its Subsidiaries) shall be required to pay any applicable prepayment premiums, defeasance charges or similar fees), and all debts and other obligations of the Company and the Subsidiaries were paid in full and released (other than those to be assumed by the purchaser), and the proceeds were distributed in accordance with Section 3.1(b). The terms of the right of first offer delivered to the Other Member shall include a statement by the Electing Member setting forth the financing and encumbrances, if any, to which the Project will remain subject upon conveyance (the “Permitted Exceptions”) and the cash amount of such purchase price stated in U.S. dollars only; provided, that for purposes of the right of first offer granted to the Other Member under this Section 8.1, (i) the Offer Sale Price shall be the price (including both the cash amount of such purchase price and the assumption of applicable Permitted Exceptions) equal to the Approved Accountant’s calculation of the net proceeds after paying or providing for all liabilities of the Company (other than any Permitted Exceptions) and net of any transaction costs that the Company would bear in connection therewith, that would have been distributed to the Electing Member in accordance with Section 3.1(b) if the Project had been sold for the Proposed Asset Purchase Price and (ii) Section 8.2 below shall apply in lieu of Section 7.8(f). In the event that the Electing Member’s Membership Interest is not conveyed to the Other Member and/or its designee in accordance with Section 7.8 above (as modified by this Section 8.1) for any reason, other than the Electing Member’s default, then the Electing Member shall have the right to cause a Trigger Sale in accordance with the terms of Section 8.2 below. The Electing Member shall have no right to cause the applicable Subsidiaries to sell, transfer, assign or otherwise dispose of less than the entire Project. The Electing Member and the Other Member shall cooperate with each other on structuring any transaction under this Section 8.1 in a tax efficient manner for the Electing Member and the Other Member.

(b) As used herein, the term “Authorized Trigger Sale Exercise Period” shall mean alternating periods of ninety (90) days commencing on the fifth (5th) anniversary of the Effective Date, with Investor Member authorized to initiate a Trigger Sale during the first Authorized Trigger Sale Exercise Period, and with Sponsor Member authorized to initiate a Trigger Sale during the subsequent Authorized Trigger Sale Exercise Period, and thereafter alternating between the Members upon the expiration of the prior Authorized Trigger Sale Exercise Period, provided, however, that if either Member has elected to cause a Trigger Sale during its Authorized Trigger Sale Exercise Period, then the subsequent Authorized Trigger Sale Exercise Period shall not commence until the expiration of the two hundred seventy (270) day period following the applicable Authorization Date.

8.2 Authorization to Sell. With respect to the rights of first offer triggered pursuant to Section 8.1 above, if (i) the applicable Exercise Period has expired and the Other Member has not delivered a First Offer Exercise Notice or (ii) the Other Member shall default in the acquisition of the Offered Interest after delivering a First Offer Exercise Notice (the date either such events occur, the “Authorization Date”), the Electing Member, shall have the right, without the consent of the Other Member, on behalf of the Company and any Subsidiary, to cause the Managing Member to enter into an arms’ length contract of sale for the sale of the Project to the type of Person specified in the notice of the Trigger Sale (i.e., if the purchaser specified in the notice would be a permitted transferee under the terms of the Loan Documents (whether as a matter of right or, to the extent a loan assumption is provided for in the Loan Documents, by obtaining Lender, rating agency or other approval), the purchaser shall be required to assume the Loan; otherwise, the Company (through its Subsidiaries) shall be required to pay any applicable prepayment premiums, defeasance charges or similar fees), on such terms and conditions as the Electing Member shall determine in its sole discretion, provided, however, that, (a) the price shall not be lower than the Proposed Asset Purchase Price by more than Fifty Million and 00/100 Dollars ($50,000,000.00), (b) such sale is consummated within one hundred eighty (180) days after the Authorization Date (subject to normal and customary extensions), and (c) the sale of the Amenities Property, or the sale of the loans evidenced and/or secured by the Amenities Loan Documents, shall be structured as a sale of the direct and indirect membership interests in Amenities Membership Owner, and not a sale of the fee title to the Amenities Property or of such loans themselves (collectively, the “Sale Conditions”). The sale shall be conducted using a Qualified Sales Broker. If any of the Sale Conditions are not satisfied, then the Electing Member shall again be required to comply with the notice and right of first offer set forth in Section 8.1. The Managing Member shall deliver to the Members promptly after execution and delivery thereof, a true, correct and complete copy of the sale contract.

ARTICLE 9
DISSOLUTION OF COMPANY

9.1 Dissolution and Winding Up. The Company shall be dissolved, and its affairs shall be wound up, upon the first to occur of any of the following events (each, a “Dissolution Event”):

(a) By the written consent of all the Members in their sole and absolute discretion.

(b) When required by a decree of judicial dissolution entered under the Act.

9.2 Effect of Dissolution Event. Upon the occurrence of a Dissolution Event, the Company shall cease to carry on its business, except insofar as may be necessary for the winding up of its business but its separate existence shall continue for the purpose of winding up its affairs, prosecuting or defending actions by or against it in order to collect and discharge obligations, disposing of and conveying its property, and collecting and dividing its assets.

9.3 Responsibility for Winding Up. Upon dissolution of the Company, the affairs of the Company shall be wound up by the Managing Member.

9.4 Liquidation and Distribution. Notwithstanding anything herein to the contrary, the Person or Persons responsible for winding up the affairs of the Company pursuant to Section 9.3 shall take full account of the Company’s assets and liabilities, shall liquidate the assets of the Company as promptly as is consistent with obtaining the fair value thereof, and shall apply and distribute the proceeds (with non-cash items being valued at fair market value as reasonably determined by the Persons responsible for the winding up) in the following order:

(a) To creditors of the Company, excluding Members who are creditors, in satisfaction of liabilities of the Company;

(b) To creditors of the Company who are Members to the extent permitted by law and then to a Reserve as reasonably required for contingent liabilities (after passage of a reasonable time the balance, if any, in said Reserve shall be distributed as set forth above); and

(c) The remaining assets shall be distributed to the Members in accordance with Section 3.1(b). Such distribution shall be made after (i) the final allocations of Profits and Losses in connection with the dissolution of the Company and the liquidation of its assets have been made, and (ii) all such events, transactions and allocations have been fully reflected in the Members’ Capital Accounts as required by Treasury Regulation 1.704-1(b). Such distribution required by this Section 9.4(c) shall be made by the end of the Fiscal Year in which such dissolution occurs, or, if later, within ninety (90) days after the date of such dissolution. Distributions pursuant to this Section 9.4(c) may be made to a trust established for the benefit of the Members for the purposes of liquidating the Company’s assets, collecting amounts owed to the Company, and paying any contingent or unforeseen liabilities or obligations of the Company or of the Managing Member arising out of or in connection with the Company. The assets of any such trust shall be distributed to the Members from time to time, in the reasonable discretion of the Managing Member, in the same proportions as the amount distributed to such trust by the Company would otherwise have been distributed to the Members pursuant to this Agreement. Notwithstanding anything in this Agreement to the contrary, in the event the Company is “liquidated” (as that term is defined in Treasury Regulation 1.704-1(b)(2)(ii)(g)) and any Member’s Capital Account (or, as the case may be, Capital Account of the Member whose Interest is “liquidated”) has a deficit balance (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which such “liquidation” occurs), such Member(s) shall not have a requirement to contribute to the capital of the Company in an amount necessary to restore such deficit balance to zero.

9.5 Target Accounts. The tax allocation provisions of this Agreement are intended to produce, upon liquidation of the Company, final Capital Account balances that are at levels (as more particularly defined in Section 10.1(c), “Target Accounts”) equal to the priority distributions that would occur if the liquidating proceeds were distributed pursuant to Section 3.1(b). To the extent that the tax allocation provisions of this Agreement would not produce the Target Accounts, the Members agree to take such actions, to the extent possible, as they mutually determine to be necessary to amend such provisions to produce such Target Accounts. Notwithstanding the other provisions of this Agreement, but subject to the provisions of Sections 3.1(b) and 9.4(c), allocations of income, gain, loss, deductions and credits must be made so that Capital Accounts are maintained in accordance with the provisions of Treasury Regulations Section 1.704-l(b)(2)(iv) and, provided further, allocations of Company gross income and deductions shall be made prospectively as necessary to produce such Target Accounts.

9.6 Filing Certificate of Dissolution. When all debts, liabilities and obligations have been paid and discharged or adequate provisions have been made therefor and all of the remaining property and assets have been distributed to the Members, a certificate of cancellation shall be executed and filed with the Delaware Secretary of State in accordance with the Act.

9.7 No Action for Dissolution. Except as expressly permitted in this Agreement, a Member shall not take any voluntary action that directly causes a Dissolution Event. The Members acknowledge that irreparable damage would be done to the goodwill and reputation of the Company if any Member should bring an action in court to dissolve the Company under circumstances where dissolution is not otherwise required by Section 9.1. This Agreement has been drawn carefully to provide fair treatment of all parties. Accordingly, except where the Managing Member has failed to liquidate the Company as required by this Article 9, each Member hereby waives and renounces his or her right to initiate legal action to seek the appointment of a receiver or trustee to liquidate the Company or to seek a decree of judicial dissolution of the Company on the ground that (a) it is not reasonably practicable to carry on the business of the Company in conformity with the Articles or this Agreement, or (b) dissolution is reasonably necessary for the protection of the rights or interests of the complaining Member. Damages for breach of this Section 9.7 shall be monetary damages only (and not specific performance), and the damages may be offset against distributions by the Company to which such Member would otherwise be entitled.

ARTICLE 10
ALLOCATIONS AND TAX MATTERS

10.1 Allocations of Profits and Losses.

(a) Profits and Losses. For each Company taxable year or portion thereof, Profits and Losses shall be allocated (after all allocations pursuant to Section 10.3 have been made) in such a manner so as to cause the Partially Adjusted Capital Accounts of the Members to equal (or be in proportion to if not sufficient allocations) to their respective Target Accounts.

(b) “Partially Adjusted Capital Account” shall mean, with respect to any Member for any taxable year of the Company, the Capital Account balance of such Member at the beginning of such year, adjusted for all contributions and distributions during such year and all special allocations pursuant to Section 10.3 with respect to such year but before giving effect to any allocations pursuant to Section 10.1(a) with respect to such year increased by such Member’s share of Company Minimum Gain and Member Nonrecourse Debt Minimum Gain as of the end of such taxable year.

(c) “Target Account” shall mean, with respect to any Member for any taxable year of the Company, an amount (which may be either a positive balance or a negative balance) equal to the hypothetical distribution (or contribution) such Member would receive (or contribute) if all assets of the Company, including cash, were sold for cash equal to their Gross Asset Value (taking into account any adjustments to Gross Asset Value for such year), all liabilities of the Company were then satisfied according to their terms (except that if the nonrecourse liabilities secured by an asset exceed the Gross Asset Value of such asset, such calculation shall be made assuming that the asset were transferred to the lender in satisfaction of the debt) and all remaining proceeds from such sale were distributed pursuant to Section 3.1(b).

10.2 Accounting Principles, Tax Returns, and Tax Matters Partner.

(a) The Profits and Losses of the Company shall be determined for each taxable year in accordance with accounting principles applied on a consistent basis under the method of accounting used by the Company for U.S. federal income tax purposes.

(b) All elections permitted to be made by the Company under federal or state laws shall be made by the Members as a Major Decision; provided, however, the Company shall make an election under Section 754 of the Code to adjust the basis of the Company’s assets as described in Sections 734 and 743 of the Code.

(c) The Managing Member shall cause the preparation and timely filing of all tax returns required to be filed by the Company pursuant to the Code and all other tax returns deemed necessary and required in each jurisdiction in which the Company does business. Copies of such returns, together with any additional information necessary for the completion of Members’ federal and state income tax or information returns, shall be furnished to the Members within one hundred fifty (150) days after the end of the Company’s Fiscal Year.

(d) As soon as practicable after the end of each taxable year of the Company, the Managing Member shall provide the Members with a draft copy of the Company’s federal income tax return for such taxable year for its review and comment. Any Member may request a change to the draft income tax returns within ten (10) Business Days after receipt of such tax return for its review. If the Members cannot agree on the reporting of any item, the dispute shall be resolved by an accountant selected by mutual agreement of the Members. If the Members do not provide any comments to the Company’s federal income tax return within the foregoing ten (10) Business Day period, the Members shall be deemed to have consented to the filing of the Company’s federal income tax return for such year.

(e) The Managing Member is hereby designated as the initial “Tax Matters Partner” of the Company for purposes of Chapter 63 of the Code and the Treasury Regulations thereunder. The Tax Matters Partners Tax Matters Partner may not extend the statute of limitations on behalf of the Company, select the Company’s choice of litigation forum in any tax action, or take any other action in its capacity as the Tax Matters Partner without the unanimous consent of the Members.

(1) During any income tax audit of the Company or other income tax controversy with any governmental agency, the Tax Matters Partner shall keep the Members informed of all material fact and developments on a timely basis, and shall consult with the Members at their request. The Tax Matters Partner shall take all actions necessary to cause each qualifying Member to be a “notice partner” within the meaning of Section 6231 (a)(8) of the Code. Each Member shall have a right to participate in an audit.

(2) All reasonable expenses incurred by the Tax Matters Partner, acting in its capacity as Tax Matters Partner, shall be paid for or reimbursed by the Company.

10.3 Regulatory Allocations. Prior to making any allocations under Section 10.1 above, the following allocations shall be made:

(a) Except as otherwise provided in Sections (b) and (c), in the event any Member unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulation 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Company income and gain shall be specially allocated to each such Member in proportion to its respective deficit in its Adjusted Capital Account Balance in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the deficit in its Adjusted Capital Account Balance as quickly as possible. It is intended that this Section (a) qualify and be construed as a “qualified income offset” within the meaning of Treasury Regulation 1.704-(b)(2)(ii)(d)(3) and shall be interpreted consistently therewith.

(b) Nonrecourse Deductions (as defined in Treasury Regulation section 1.704-2(b)(1)), for any taxable year, or portion thereof, shall be allocated among the Members in proportion to their respective Percentage Interests. Except as provided in Section 10.3(b) below, if there is a net decrease in Company Minimum Gain for a Company Fiscal Year, each Member shall be allocated, before any other allocation of Company items for such Fiscal Year, items of gross income and gain for such year (and, if necessary, for subsequent years) in proportion to, and to the extent of, the amount of such Member’s share of the net decrease in Company Minimum Gain during such year. The income allocated pursuant to this Section 10.3(b) in any Fiscal Year shall consist first of gains recognized from the disposition of Property subject to one or more nonrecourse liabilities, and any remainder shall consist of a pro rata portion of other items of income or gain of the Company.

(c) Notwithstanding any other provisions of this Section 10.3 to the contrary, if there is a net decrease in “Company Minimum Gain” (as defined in Treasury Regulation section 1.704-2(d)), including for this purpose minimum gain attributable to “Member Nonrecourse Debt” (as defined in Treasury Regulation sections 1.704-2(k) and 1.704-2(b)(4)), each Member shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in proportion to, and to the extent of, an amount equal to the greater of (i) such Member’s share of the net decrease in Company Minimum Gain, determined in accordance with Treasury Regulation sections 1.704-2(f) and 1.704-2(i) (or any corresponding provisions of any successor Regulations thereto) that is allocable to the disposition of the Company’s assets subject to one or more Nonrecourse Liabilities (as defined in Treasury Regulation section 1.704-2(b)(3)) or Member Nonrecourse Debt, or (ii) such Member’s Adjusted Capital Account Deficit at the end of such Fiscal Year in an amount and manner sufficient to eliminate such Adjusted Capital Account Deficit as quickly as possible. This Section (c) shall be applied separately with respect to Company Minimum Gain attributable to Member Nonrecourse Debt and other Company Minimum Gain. The items to be so allocated shall be determined in accordance with Treasury Regulation sections 1.704-2(f), 1.704-2(g), 1.704-2(i)(4), 1.704-2(i)(5) and 1.704-2(j)(2)(ii). This Section (c) is intended to comply with the minimum gain chargeback requirement in such Treasury Regulations and shall be interpreted consistently therewith.

(d) Any item of Company loss, deduction or expenditures described in section 705(a)(2)(B) of the Code that is attributable to a Member Nonrecourse Debt shall be allocated to those Members that bear the economic risk of loss for such Member Nonrecourse Debt, and among such Members in accordance with the ratios in which they share such economic risk determined in accordance with Treasury Regulation 1.704-2(i). If there is a net decrease in any Member Nonrecourse Debt Minimum Gain of the Company during a Company Fiscal Year, each Member with a share of such Member Nonrecourse Debt Minimum Gain as of the beginning of such year shall be allocated items of gross income and gain in the manner and to the extent provided in Treasury Regulation sections 1.704 2(i)(4) and 1.704 2(i)(5).

(e) Notwithstanding anything herein to the contrary, to the extent Losses otherwise allocable to a Member pursuant to Section 10.1 would cause any Member to have a deficit in its Adjusted Capital Account Balance at the end of any Fiscal Year, such Losses shall not be allocated to such Member and instead shall be allocable to the other Members (to the extent the other Members are not limited in respect of the allocation of Losses) and thereafter to the Members in accordance with their Percentage Interests.

(f) The allocations set forth in Sections 10.3(a), 10.3(b), 10.3(b) and 10.3(e) above (the “Regulatory Allocations”) are intended to comply with certain requirements of Treasury Regulation 1.704-1(b). Notwithstanding any other provision of this Article 10 (other than the Regulatory Allocations), the Regulatory Allocations shall be taken into account in allocating other Profits, Losses and items of income, gains, loss and deduction among the Members so that, to the extent possible, the net amount of such allocations of other Profits, Losses and other items and the Regulatory Allocations to each Member shall be equal to the net amount that would have been allocated to each such Member if the Regulatory Allocations had not occurred.

10.4 Prohibited Allocations. The provisions of this Article 10 (and other related provisions in this Agreement) pertaining to the allocation of items of Company income, gain, loss, deductions, and credits shall be interpreted consistently with Section 704 of the Code and the Treasury Regulations thereunder, and to the extent unintentionally inconsistent with such Section and Treasury Regulations, shall be deemed to be modified to the extent necessary to make such provisions consistent with the Treasury Regulations.

10.5 Priority; Distributions and Allocations. Except as otherwise provided in this Agreement, no Member shall have priority over any other Member, either as to the return of capital or as to profits, losses or distributions.

10.6 Deductible Payments Treated as Distributions. In the event that any amount claimed by the Company to constitute a guaranteed payment as defined in Section 707(c) of the Code or a payment to a Member not acting in its capacity as a Member under Section 707(a) of the Code is treated for federal income tax purposes as a distribution made to a Member in its capacity as a Member of the Company, then: the Capital Account of the Member who is deemed to have received such distribution shall be reduced to reflect the distribution; the Member who is deemed to have received such distribution shall be allocated an amount of Company gross income equal to such payment; and for purposes of this Article 10, Profits and Losses shall be determined after making the allocation required under this Section 10.6.

10.7 Change In Member’s Interest. If any Interest in the Company is sold, assigned or transferred during any accounting period or a Member’s Interest increases or decreases, Profits, Losses, each item thereof and all other items attributed to such Interest for such period shall be divided and allocated between the transferor and the transferee by closing the books of the Company as of the date of the transfer or other change, or by any other method permitted under Code Section 706 and the Treasury Regulations thereunder and agreed to by the Members, including the transferor and the transferee.

10.8 Tax Allocations. For federal income tax purposes, except as otherwise provided in Sections 10.9 and 10.10, each item of income, gain, loss and deduction shall be allocated among the Members in the same manner as its corresponding item of book income, gain, loss or deduction is allocated pursuant to this Article 10.

10.9 Recapture. Notwithstanding anything to the contrary in this Article 10 allocating Profits and Losses:

(a) To the extent permitted by applicable income tax law, all ordinary income attributable to the recapture of depreciation or cost recovery deductions shall be allocated between the Members in the same ratio as prior allocations to such Members of the depreciation or cost recovery deductions subject to recapture (taking into account any basis adjustments made to the Company’s assets under Section 754 of Code).

(b) To the extent permitted by applicable income tax law, all tax credits that are recaptured shall be allocated between the Members in the same ratio as prior allocations to such Members of the tax credit subject to recapture.

(c) To the extent permitted by applicable income tax law, all income allocated pursuant to Sections 10.9(a) and 10.9(b) above shall have the same character under the passive loss rules as the deductions giving rise to such allocations.

10.10 Code Section 704(c); Mandatory Allocations. Notwithstanding the foregoing, (i) in the event Code Section 704(c) or Code section 704(c) principles applicable under Treasury Regulation 1.704-1(b)(2)(iv) require allocations of income or loss of the Company in a manner different than that set forth above, the provisions of Code section 704(c) and the regulations thereunder shall control such allocations among the Members; and (ii) all deductions and losses of the Company which are attributable to any property contributed to the Company by a Member (or which are treated as such by Treasury Regulation 1.704-1(b)(2)(iv)(h) shall be allocated to such Member as so required by Treasury Regulation 1.704-1(b)(2)(iv)(g). If the Gross Asset Value of any Company asset is adjusted, subsequent allocations of income, gain, loss, and deduction with respect to such assets shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as required under Code Section 704(c) and the Treasury Regulations thereunder and in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(f)(4) and (b)(4)(i). Without limiting the foregoing, to the extent any election or choice of method for making curative allocations is required or permissible under Code Section 704(c) and the Treasury Regulations thereunder, then except as set forth herein, the Members shall determine which election or method shall be used; provided, however, for the avoidance of doubt, the “traditional method with curative allocations” pursuant to Treasury Regulation Section 1.704-3(c) shall be used in respect of any difference between the Gross Asset Value and tax basis of the Company’s assets as of the date hereof (provided, however that any such curative allocations shall be limited for these purposes to available tax depreciation), and no other method may be utilized with respect to such Company assets without the prior written consent of the Sponsor Member, which consent may be withheld in its sole and absolute discretion.

10.11 Allocation In the Event of Section 754 Election. Upon an adjustment to the adjusted tax basis of any Company asset pursuant to Code section 734(b) or Code section 743(b) the Capital Accounts of the Members shall be adjusted in the manner provided under Treasury Regulation Section 1.704-1(b)(2)(iv)(m). Any Member may elect to cause the Company to make a Section 754 election under the Code.

10.12 Allocation Provisions Binding. The Members are aware of the income tax consequences of the allocations made by this Article 10 and hereby agree to be bound by the provisions of this Article 10 in reporting their shares of Company income and loss for income tax purposes.

ARTICLE 11
MEMBER REPRESENTATIONS

11.1 Representations and Warranties. As an inducement to the Investor Member to enter into this Agreement, the Sponsor Member represents and warrants to the Investor Member that the matters set forth in Exhibit D are true and correct in all material respects as of the Effective Date. As an inducement to the Sponsor Member to enter into this Agreement, the Investor Member represents and warrants to the Sponsor Member that the matters set forth in Exhibit E are true and correct in all material respects as of the Effective Date.

11.2 Indemnity. Each Member shall indemnify, hold harmless and defend the Company and the other Member and its Indemnitees who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of or arising from any misrepresentation, misstatement of facts or omission to represent or state facts made by the Member in this Article 11, against actual losses, actual liabilities, and reasonable out-of-pocket expenses of the Company and/or the other Member and its Indemnitees (including reasonable out-of-pocket attorneys’ fees, judgments, fines and amounts paid in settlement) actually incurred by such Person in connection with such action, suit or proceeding.

ARTICLE 12
MISCELLANEOUS PROVISIONS

12.1 Notices. Notwithstanding anything to the contrary in this Agreement, any notice, approval, consent, payment, request, instruction, order, determination, vote, decision, direction, demand, requirement, communication, or similar action or conduct required or permitted to be given to or by any Member (including the Managing Member) under this Agreement (“notices”) shall be in writing, shall be sent via one of the following methods of delivery, and shall be deemed to have been duly given, made, delivered, and received as of the date of actual delivery or if delivery is refused, then as of the date presented: (a) by personal delivery; (b) by Federal Express, UPS, DHL, United States Postal Service Express Mail, or other overnight delivery service that provides written confirmation of delivery and receipt; or (c) by certified U.S. Mail, return receipt requested, postage prepaid, or (d) by electronic transmission with confirmation of receipt, provided one of the other preceding methods of delivery are also used. Any Member may change its notice address(es) or add additional notice address(es) by notice to each other Member in accordance with the provisions of this Section 12.1. Notices given by counsel for any Member, on behalf of such Member, shall be deemed a valid notice under this Section 12.1 if addressed and sent in accordance with the provisions of this Section 12.1. All notices shall be sent to the Members as follows:

Sponsor Member:                WWP Sponsor, LLC

c/o George Comfort & Sons, Inc.

200 Madison Avenue

New York, New York 10016

Attention: Mr. Peter S. Duncan

Email: pduncan@gcomfort.com

With copies to:

c/o DRA Advisors LLC

220 East 42nd Street, 27th Floor

New York, New York 10017

Attn.: Mr. David Luski and Jean Marie Apruzzese

Email: dluski@draadvisors.com;

jmapruzzese@draadvisors.com

c/o RCG Longview

7 Penn Plaza, Suite 618

New York, NY 10001

Attention:  Mr. Jay Anderson

Email: janderson@rcglongview.com

c/o Ramius LLC

599 Lexington Avenue

20th Floor

New York, NY 10029

Attention:  Mr. Michael Boxer

Email: mboxer@ramius.com

Blank Rome LLP

405 Lexington Avenue

New York, New York 10174

Attention: Martin Luskin, Esq.

Email: mluskin@blankrome.com

Stroock & Stroock & Lavan LLP

180 Maiden Lane

New York, NY 10038-4982

Attention:  Karen Scanna, Esq.

Email: kscanna@stroock.com

Investor Member:               ARC NYWWPJV001, LLC

c/o American Realty Capital New York Recovery REIT, Inc.

405 Park Avenue

New York, New York 10022

Attention: Mr. Jesse Galloway

Email: JGalloway@Arlcap.com

With a copy to:

Donovan LLP
152 Madison Avenue, 14th Floor

New York, New York 10016

Attention: Nicholas T. Donovan, Esq.

Email: nick@donovanllp.com

12.2 Jurisdiction and Venue. This Agreement is made in New York, New York. Each Member hereby consents to the exclusive jurisdiction of the state and federal courts sitting in New York, New York in any action on a claim arising out of, under, or in connection with this Agreement or the transactions contemplated by this Agreement. Each Member further agrees that personal jurisdiction over such Member may be effected by service of process by registered or certified mail addressed as provided in Section 12.1, and that when so made shall be as if served upon such Member personally within the State of New York. The Members acknowledge that venue for any litigation under or with respect to this Agreement shall be in the state or federal courts sitting in the New York, New York. Each Member hereby waives any right to file any action with any court outside of New York, New York, and, with respect to any action filed with a court in New York, New York, each Member hereby waives any right to seek to change venue.

12.3 Choice of Law. This Agreement, and the application or interpretation of this Agreement, shall be governed exclusively by its terms and by the internal laws of the State of Delaware, without regard to principles of conflict of laws (except as provided for procedural matters, for which New York law shall apply). The rights and liabilities of the Members (including the Managing Member) shall be determined pursuant to the Act and this Agreement (except as provided for procedural matters, for which New York law shall apply). To the extent that the rights or obligations of any of the Members (including the Managing Member) are different by reason of any provision of this Agreement than they would be in the absence of such provision, this Agreement shall, to the extent permitted by the Act, control.

12.4 Complete Agreement. This Agreement and each Exhibit hereto and the Certificate of Formation and documents concurrently executed with this Agreement constitute the complete and exclusive statement of agreement among the Members, with respect to the subject matter herein and therein and replace and supersede all prior written and oral agreements or statements by and between the Members (including the Managing Member) in their capacities as such, or any of them. Each Exhibit to this Agreement are incorporated by reference and made a part of this Agreement.

12.5 Waiver of Action for Partition. Each Member irrevocably waives during the term of the Company any right that it may have (if any) to maintain any action for partition with respect any property owned by the Company.

12.6 Amendments. Except as otherwise expressly permitted hereunder, this Agreement may be amended only with the unanimous written approval of the Members.

12.7 Additional Documents and Acts. Each Member agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions and conditions of this Agreement and the transactions contemplated hereby; provided that no such additional document or instrument shall increase the liabilities or obligations or decrease the rights and benefits of any Member (other than to a de minimis extent), except as expressly set forth in this Agreement.

12.8 Construction. Whenever the singular number is used in this Agreement and when required by the context, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders and vice versa. In the event any claim is made by any Member relating to any conflict, omission or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular Member or his or her counsel.

12.9 Headings. The headings in this Agreement are inserted for convenience only and are in no way intended to describe, interpret, define, or limit the scope, extent or intent of this Agreement or any provision hereof.

12.10 Waivers. The failure of any party to seek redress for violation of or to insist upon the strict performance of any covenant or condition of this Agreement shall not prevent a subsequent act, which would have originally constituted a violation, from having the effect of an original violation.

12.11 Rights and Remedies Cumulative. The rights and remedies provided by this Agreement are cumulative, and the use of any one right or remedy by any party shall not preclude or waive the right to use any or all other remedies. Such rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise.

12.12 Severability. If any term, provision, agreement, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, agreements covenants and restriction of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not effected in any manner materially adverse to any party hereto. Upon such a determination, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

12.13 Parties in Interest. Except as expressly provided in the Act or in this Agreement or in the Indemnity Agreement, nothing in this Agreement confers any rights or remedies under or by reason of this Agreement on any Persons other than the Members and their respective successors and assigns, and nothing in this Agreement relieves or discharges the obligation or liability of any third person to any party to this Agreement or gives any third person any right of subrogation or action over or against any party to this Agreement. Without limiting the foregoing, none of the provisions of this Agreement shall be for the benefit of or enforceable by any creditor of the Company. Except as expressly provided in the Act or in this Agreement or in the Indemnity Agreement, any agreement to pay any amount and any assumption of liability herein contained, express or implied, shall be only for the benefit of the Members and their respective heirs, successors, and assigns, and such agreements and assumptions shall not inure to the benefit of the obligees of any indebtedness or any other party, whomsoever, deemed to be a third-party beneficiary of this Agreement.

12.14 Signer’s Warranty. Each individual executing this Agreement on behalf of an entity hereby represents and warrants to the other that (a) such individual has been duly and validly authorized to execute and deliver this Agreement and any and all other documents contemplated by this Agreement on behalf of such entity; and (b) this Agreement and all documents executed by such individual on behalf of such entity pursuant to this Agreement are and will be duly authorized, executed and delivered by such entity.

12.15 Nondisclosure of Terms; Publicity.

(a) Each of the Members represents and warrants that prior to the Effective Date it has not, except with the consent of the other Members, disclosed any of the terms, conditions, obligations or matters contained in or relating to this Agreement and the transactions contemplated herein other than to its Affiliates, owners, managers, members, officers, directors, partners, agents, employees, counsel, accountants and other advisors. Each of the Members covenants and agrees (and agrees to cause its employees, agents, and Affiliates) not to disclose the terms of this Agreement or any other information relating to this Agreement and the transactions contemplated hereunder which is of a confidential or proprietary nature provided by any Member to any other Member (collectively, the “Confidential Information”), except (i) to any Lender, (ii) to such Member’s lenders, accountants and attorneys, (iii) pursuant to a subpoena or order issued by a court, arbitrator or governmental body, agency or official binding upon such Member, (iv) to one or more of its potential investors, (v) pursuant to any other governmental requirements (e.g., securities law requirements), or the requirements of any securities exchange, in either case that are binding upon such Member or its Affiliates, (vi) to the extent any such Confidential Information comes into the public domain other than as a result of disclosure by any of the Members or its Affiliates, (vii) with the prior written consent of the other Member or (viii) in connection with an initial public offering of stock in a Member’s parent company. Each Member who discloses Confidential Information to third parties in accordance with this Section 12.15 shall direct such party to maintain the confidentiality of such Confidential Information. In the event that any Member shall receive a request to disclose any Confidential Information under a subpoena or order, such Member shall (x) promptly notify the other Member and consult with such Member regarding the advisability of taking steps to resist or narrow such request, (y) if disclosure is required or deemed advisable, furnish only such portion of the Confidential Information as such Member is advised by counsel is legally required or advisable to be disclosed and (z) if disclosure is required or deemed advisable, reasonably cooperate with the Managing Member (at no cost to such Member) in any attempt it may make to obtain an order or other assurance that confidential treatment will be accorded such Confidential Information, as the case may be, that is disclosed.

(b) No Member shall issue any press releases or other announcements regarding the transactions contemplated hereby unless such release or announcement first shall be approved by the other Member, which approval shall not be unreasonably withheld, conditioned or delayed.

12.16 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Executed counterparts delivered by electronic transmission are due evidence of a Member’s execution and delivery of this Agreement.

12.17 REIT Compliance.

(a) Except as otherwise provided by this Agreement, without the prior consent of each Member, the Managing Member shall use reasonable best efforts to not cause or permit the Company or any Subsidiary to:

(1) acquire any assets, including any stock or securities of another issuer, that would result in the Company’s inability to satisfy the asset requirements under Section 856(c)(4) (assuming for this purpose that the Company were a real estate investment trust as defined in Section 856 of the Code (“REIT”) and treating any entity treated as a corporation as a taxable REIT subsidiary under Section 856(l) of the Code if the Members (and their direct and indirect investors) were permitted to make a timely taxable REIT subsidiary election with respect to such corporation);

(2) enter into any lease or permitting any sublease which provides for rent based upon any Person’s income or profits (as determined for purposes of Section 856(d)(2)(A) of the Code), excluding for this purpose a lease or sublease that provides for rent based in whole or in part on a fixed percentage or percentages of gross receipts or gross sales of any Person;

(3) enter into any lease which provides for the rental to others of personal property, except a lease which provides for the rental of both personal property and real property and in which the personal property accounts for less than 15% of the total rent attributable to the property subject to such lease (as determined pursuant to Section 856(d)(1) of the Code);

(4) acquire or hold debt unless (a) the amount of interest income received or accrued by the Company under such loan does not, directly or indirectly, depend in whole or in part on the income or profits of any Person, and (b) the debt is secured by mortgages on real property or on interests in real property;

(5) engage in any sale or exchange of property that could result in the imposition of a prohibited transactions tax on any direct or indirect REIT investor in the Company pursuant to Section 857 of the Code in the reasonable opinion of the Company’s lawyers;

(6) make an election or take any action that would cause the Company to be treated as an entity that is not classified as a partnership for federal income tax purposes (including a publicly traded partnership as defined in Section 7704 of the Code);

(7) enter into any agreement where the Company (or any Operating Company) receives amounts, directly or indirectly, for rendering services to the tenants of the Project other than (a) amounts received for services that are customarily furnished or rendered in connection with the rental of real property of a similar class in the geographic areas in which the Project are located where such services are either provided by (x) an Independent Contractor (as defined in Section 856(d)(3) of the Code) who is adequately compensated for such services and from which the Company does not, directly or indirectly, derive revenue or (y) a taxable REIT Subsidiary (as defined in Section 856(l) of the Code) of the Company who is adequately compensated for such services or (b) amounts received for services that are customarily furnished or rendered in connection with the rental of space for occupancy only (as opposed to being rendered primarily for the convenience of the tenants at the Project);

(8) enter into any agreement or other arrangements that, in the aggregate, would result in either (i) more than five percent (5%) of the annual gross income received or accrued by the Company from all sources for each calendar year failing to qualify as gross income described in Section 856(c)(2) of the Code, or (ii) more than twenty-five percent (25%) of the annual gross income received or accrued by the Company from all sources for each calendar year failing to qualify as gross income described in Section 856(c)(3) of the Code;

(9) hold cash of the Company available for operations or distribution in any manner other than a traditional bank checking account or money market account, excluding such cash as is held pursuant to the Loan Documents; or

(10) otherwise engage in any transaction which could reasonably be expected to adversely affect the ability of any direct or indirect REIT investor in the Company to continue to qualify as a REIT, or subject such REIT investor to additional taxes under Section 857, Section 4981 or other provisions of the Code.

(b) While Managing Member shall not be required independently to determine whether any transaction or arrangement not otherwise expressly prohibited under a provision in this Section 12.17 would adversely affect the ability of any direct or indirect REIT investor in the Company to qualify as a REIT or would result in the imposition of any taxes or penalties under Parts II and III of Subchapter I of Subtitle A of the Code, as now enacted or hereafter amended, if Managing Member has actual knowledge, or is otherwise informed by any Member, in the exercise of such Member’s reasonable judgment, that a transaction or arrangement could have an adverse effect on such REIT investor’s ability to qualify as a REIT or could result in the imposition of any taxes or penalties under Parts II and III of Subchapter I of Subtitle A of the Code, as now enacted or hereafter amended, the Managing Member shall take such actions (or refrain from taking such actions) as are reasonably required to protect such Person’s REIT status; provided, however, that the terms of this Section 12.17 are in addition to, and shall not limit or create an exception to, any of the specific restrictions on the authority of the Managing Member set forth elsewhere in this Agreement.

12.18 No Brokers. Each of the Members hereto represents and warrants to the other Member that there are no brokerage commissions or finders fees (or any basis therefor) resulting from any action taken by such Member or any Person acting or purporting to act on such Member’s behalf upon entering into this Agreement. Sponsor Member hereby agrees to indemnify and hold harmless Investor Member for all costs, damages or other expenses arising out of a breach of the representation and warranty made by Sponsor Member in this Section 12.18 and/or any claims made by Eastdil Secured, L.L.C.. Investor Member hereby agrees to indemnify and hold harmless Sponsor Member for all costs, damages or other expenses arising out of a breach of the representation and warranty made by Investor Member in this Section 12.18.

12.19 Waiver of Conflict of Interest Regarding Legal Counsel. Investor Member acknowledges that Blank Rome LLP (“BR LLP”) has represented Sponsor Member in connection with the preparation and negotiation of this Agreement. The Members acknowledge and agree that BR LLP may hereafter perform legal services for the Company, and that by doing so, BR LLP shall not establish any attorney-client relationship with Investor Member , and that BR LLP may continue to represent Sponsor Member in connection with its dealings with Investor Member . Investor Member hereby agrees to waive any conflict of interest that may arise as a result of BR LLP’s representation of both Sponsor Member and the Company.

12.20 Member Estoppel Certificates. Upon the written request of a Member, the other Member shall, within ten (10) Business Days of their receipt of such request, execute and deliver a written statement certifying: (a) that this Agreement is unmodified and in full force and effect (or, if modified, that this Agreement is in full force and effect as modified and stating any and all modifications); (b) to the actual knowledge of the certifying Member, that such Member is not in default hereunder, in each case except as specified in such statement; and (c) that, to the actual knowledge of the certifying Member, no event has occurred which with the passage of time or the giving of notice, or both, would ripen into a default hereunder, except as specified in such statement. Such written statement may be relied upon by a Member’s prospective purchasers, investors or lenders.

12.21 Business Day Extension. In the event any time period or any date provided in this Agreement ends or falls on a day other than a Business Day, then such time period shall be deemed to end, and such date shall be deemed to fall, on the next succeeding Business Day, and performance hereunder may be made on such Business Day with the same force and effect as if made on such other day.

12.22 Attorneys’ Fees. In the event of any litigation between the Members to enforce or interpret any provision or right hereunder, the unsuccessful party to such litigation covenants and agrees to pay the successful party all reasonable out-of-pocket costs and expenses incurred, including, without limitation, reasonable out-of-pocket attorneys’ fees and disbursements, it being understood and agreed that the determination of the “successful party” shall be included in the matters which are the subject of such litigation.

12.23 Pre-Existing Member Obligations; Existing LLC Agreement. The Members acknowledge and agree that as a result of the execution and delivery of this Agreement, the Members have no further obligations or liabilities under the Existing LLC Agreement, all such obligations and liabilities having been superseded by the provisions of this Agreement, and the obligations of Investor Member with respect to the Company and Project accrue solely from and after the Effective Date, and Sponsor Member hereby indemnifies, defends and holds Investor Member harmless from and against any and all loss, cost, damages, liabilities, judgments and other matters which first arose or occurred prior to the Effective Date under the Existing LLC Agreement, which indemnity includes reasonable legal fees and expenses and other defense costs. In furtherance thereof, each Member agrees that no claim shall be made by such Member against any other Member with respect to obligations such Member may have had (or assumed) to another Member with respect to the Company and/or the Project, except as provided in this Agreement and/or the Contribution Agreement.

12.24 Waiver of Certain Damages. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT OR UNDER APPLICABLE LAW, EACH MEMBER (for itself and its legal representatives, successors and assigns) HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES AND DISCLAIMS ALL RIGHTS TO CLAIM OR SEEK (WHETHER ON BEHALF OF IT OR THE COMPANY) ANY CONSEQUENTIAL, PUNITIVE, EXEMPLARY, STATUTORY OR TREBLE DAMAGES AND ACKNOWLEDGES AND AGREES THAT THE RIGHTS AND REMEDIES IN THIS AGREEMENT WILL BE ADEQUATE IN ALL CIRCUMSTANCES FOR ANY CLAIMS THE MEMBERS OR THE COMPANY MIGHT HAVE WITH RESPECT THERETO.

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Executed as of the Effective Date.

“Sponsor Member”                                                             WWP SPONSOR, LLC,

a Delaware limited liability company

By:          GCS RCG LV WWP, LLC

a Delaware limited liability company, its Manager

By: CWWP PARTNERS, LLC, a Delaware limited liability company, its Operating Manager

By: /s/ Peter S. Duncan

Name: Peter S. Duncan

Title: Manager

“Investor Member ”                                                           ARC NYWWPJV001, LLC

a Delaware limited liability company

By:          /s/ Jesse C. Galloway

Name: Jesse C. Galloway

Title: Authorized Signatory

EXHIBIT A

NAMES, ADDRESSES, CAPITAL CONTRIBUTIONS, AND PERCENTAGE INTERESTS OF MEMBERS

Name and Address of Members	Capital Contribution	Percentage Interest
ARC NYWWPJV001, LLC c/o American Realty Capital New York Recovery REIT, Inc. 405 Park Avenue New York, New York 10022 Attention: Mr. Jesse Galloway Email: JGalloway@Arlcap.com	$220,050,000.00	48.9%
WWP Sponsor, LLC c/o George Comfort & Sons, Inc. 200 Madison Avenue New York, New York 10016 Attention: Mr. Peter S. Duncan Email: pduncan@gcomfort.com	$229,950,000.00	51.1%
TOTAL	$450,000,000	100%

Exhibit A-1

EXHIBIT B

GLOSSARY OF CERTAIN DEFINED TERMS

Except as otherwise stated in this Agreement, the terms defined in this Section shall for the purposes of this Agreement have the meanings herein specified.

“Act” is defined in Section 1.1.

“Actual Increases” is defined in Section 4.2.

“Adjusted Capital Account Balance” means, with respect to any Member, the balance, if any, in such Member’s Capital Account as of the end of the relevant taxable year, after giving effect to the following adjustments:

(1) Increase such balance by any amounts which such Member is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to the penultimate sentence of Treasury Regulations 1.704-2(g)(1) and 1.704-2(i)(5) (i.e., minimum gain); and

(2) Decrease such balance by such Member’s share of the items described in Treasury Regulations 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

The foregoing definition of Adjusted Capital Account Balance is intended to comply with the provisions of Treasury Regulation 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

“Affiliate” or “affiliate” means, when used with reference to a specified Person, (a) any Person who directly or indirectly controls, is controlled by or is under control with the specified Person, (b) any Person who is an officer, partner or trustee of, or serves in a similar capacity with respect to, the specified Person, or for which the specified Person is an officer, partner or trustee or serves in a similar capacity, (c) any Person who, directly or indirectly, is the beneficial owner of ten percent (10%) or more of any class of equity securities of the specified Person, or of which the specified Person, directly or indirectly, is the beneficial owner of ten percent (10%) or more of any class of equity securities of the specified Person, or of which the specified Person, directly or indirectly, is the owner of ten percent (10%) or more of any class of equity securities, and (d) any relative of the specified Person.

“Affiliate Agreement” is defined in Section 6.4(v).

“Agreement” means this Agreement, as may be amended from time to time. This Agreement is a limited liability company agreement within the meaning of the Act.

“Amenities Loan Documents” means the documents listed on Exhibit G annexed hereto.

“Amenities Membership Interests” means one hundred percent (100%) of the issued and outstanding membership interests of WWP Amenities Holdings, LLC, a Delaware limited liability company, a Subsidiary of the Company, and the Subsidiaries owned by WWP Amenities Holdings, LLC as shown on the ownership chart attached as Exhibit C hereto.

Exhibit B-1

“Amenities Membership Owner” means, collectively, WWP Amenities MPH Lender, LLC, a Delaware limited liability company and WWP Amenities MPH Partner, LLC, a Delaware limited liability company.

“Amenities Property” means, collectively, (a) the commercial condominium units in the condominium project established by a Declaration of Condominium recorded May 2, 1989 in City Register of New York County in Reel 1568 Page 2399 (being, respectively, Tax Lot Nos. 1001, 1002 and 1003 of Block 1040 of Section 4 on the Tax Map of the City of New York) and (b) the parcels of land, together with the improvements located thereon, known as Tax Lots Nos. 50 and 8001 of Block 1040 of Section 4 on the Tax Map of the City of New York.

“Annual Capital Budget” is defined in Section 4.2.

“Annual Operating Budget” is defined in Section 4.2.

“Approved Accountant” means Margolin Winer & Evens, Marcum LLP, one of the “Big 4” accounting firms or any other independent accounting firm approved by the Members as a Major Decision.

“Authorization Date” is defined in Section 8.2.

“Authorized Trigger Sale Exercise Period” is defined in Section 8.1.

“Bad Acts” means misappropriation of any funds of the Company or any Subsidiary, willful misconduct, fraud, gross negligence or willful breach of the express terms of this Agreement. Without limiting the generality of the foregoing, any decision, act or omission unanimously approved by the Members (in those instances under this Agreement where the Members have the right to approve) shall not be deemed to be a Bad Act of any Member or any of such Member’s Affiliate.

“BR LLP” is defined in Section 12.19.

“Broker” is defined in Section 12.18.

“Budget Impasse” is defined in Section 4.2.

“Business Day” means any day excluding a Saturday, Sunday and any other day during which there is no scheduled trading on the New York Stock Exchange.

“Call Deposit” is defined in Section 7.7(b).

“Call Exercise Period” is defined in Section 7.7(b).

“Call Interest” is defined in Section 7.7(a).

“Call Interest Closing Date” is defined in Section 7.7(d).

Exhibit B-2

“Call Interest Scheduled Closing Date” is defined in Section 7.7(d).

“Call Notice” is defined in Section 2.2(a).

“Call Period” is defined in Section 2.2(a).

“Call Price” is defined in Section 7.7(a).

“Capital Account” means an account which shall be maintained for each Member in accordance with Treasury Regulation 1.704-1(b)(2)(iv), including the following requirements:

(1) Each Member’s Capital Account shall be credited with (i) the amount of any cash and the Gross Asset Value of any other property contributed by the Member to the Company; (ii) the Member’s distributive share of Profits (and any item in the nature of income or gain which is allocated to such Member including income and gain exempt from tax); and (iii) the amount of any Company liabilities assumed by such Member or which are secured by any Company assets distributed to such Member.

(2) Each Member’s Capital Account shall be debited by (i) the amount of cash and the Gross Asset Value of any Company assets distributed to the Member; (ii) the amount of any liabilities of such Member assumed by the Company or which are secured by any property contributed by such Member to the Company; and (iii) such Member’s distributive share of Losses.

(3) Whenever the Gross Asset Values of Company assets are adjusted pursuant to subsection (2) of the definition of Gross Asset Value, the Capital Accounts of all Members shall be adjusted in the manner provided in Treasury Regulations 1.704-1(b)(2)(iv)(f) and (g) to reflect, among other items, the aggregate net adjustment as if the Company had recognized gain or loss equal to the amount of the adjustment.

(4) If any Interest in the Company is transferred in accordance with this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred Interest.

(5) If property is distributed to a Member, then, before the Capital Account of such Member is adjusted as required by subsection (2) of the definition of Capital Account, the Capital Accounts of the Members shall be adjusted to reflect the manner in which the unrealized income, gain, loss and deduction inherent in such property (that has not been reflected in such Capital Accounts previously) would be allocated among the Members if there were a taxable disposition of such property for its fair market value on the date of distribution.

The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations 1.704-1(b) and 1.704-2, and shall be interpreted and applied in a manner consistent with such Regulations.

“Capital Call” is defined in Section 2.2(a).

Exhibit B-3

“Capital Contributions” means, as to any Member, the cumulative amount of such Member’s capital contributions to the Company, and, for Investor Member , shall include the amount of the Investor Capital Contribution (as defined in the Contribution Agreement) being made by Investor Member on the Effective Date in accordance with the terms of the Contribution Agreement.

“Capital Event” means (a) the sale, exchange, transfer, assignment or other disposition by the Company (or a Subsidiary) of the Project or any portion thereof or interest therein, including, but not limited to, master leases, net leases or ground leases for all or substantially all of the Project (but excluding space leases), (b) any financing or refinancing obtained by the Company (or a Subsidiary), (c) the condemnation or deed in lieu of condemnation of the Project or any portion thereof, (d) any casualty with respect to the Project or any portion thereof, or (e) any other similar transaction which is, in accordance with generally accepted accounting principles in the United States, treated as a capital or financing transaction.

“Capital Proceeds” means the sum of (a) proceeds received by the Company (including those received as distributions from a Subsidiary) from a Capital Event, (b) proceeds received by the Company under any title insurance policy and (c) any reduction in Reserves previously established from a Capital Event, the proceeds of which are received by the Company (including those received as distributions from a Subsidiary), less the sum of (x) all reasonable out-of-pocket costs and expenses incurred in connection therewith, (y) if applicable, the principal and interest on any indebtedness of the Company (or a Subsidiary) which is then required to be and is paid, in whole or part, with such proceeds, and any other disbursements to be paid from such proceeds to a lender of the Company (or a Subsidiary) or with respect to the development, repair, maintenance or operation of the Project, including the proceeds of condemnation or settlement of insurance claims that are used in the repair or restoration of the Project, in all such cases, in accordance with the Loan Documents and (z) any Reserves therefrom established in accordance with this Agreement. Capital Proceeds shall include all principal and interest payments with respect to any note or other obligation received by the Company in connection with sales and other dispositions of Company property.

“Cash Flow” in any period means the sum of (a) all distributions and cash receipts of the Company (including those received as distributions from a Subsidiary) during such period from all operating sources other than Capital Proceeds, and (b) any reduction in Reserves previously established from such receipts, the proceeds of which are received by the Company (including those received as distributions received from a Subsidiary); less the sum of (x) all cash disbursements for operations of the Company (or a Subsidiary) during such period, including without limitation, disbursements for operating, development and construction expenses (including capital expenditures, repairs and maintenance items), debt service (including principal and interest), taxes and fees under the Property Management Agreement (or any replacement thereof), and (y) any Reserves therefrom established or increased in accordance with this Agreement. Cash Flow shall not be reduced by depreciation, amortization, cost recovery deductions, or similar allowances and Cash Flow shall not be deemed to include any Capital Proceeds or any expenses related thereto.

Exhibit B-4

“Certificate of Formation” means the Certificate of Formation of the Company as filed with the Delaware Secretary of State as file no. 4690416, as amended from time to time.

“Claim” is defined in Section 4.6.

“Code” means the Internal Revenue Code of 1986, as amended from time to time (or any corresponding provisions of succeeding law).

“Comfort Member” means GCS RCG LV WWP, LLC, a Delaware limited liability company.

“Company” means WWP Holdings, LLC, a Delaware limited liability company.

“Condominium” shall mean the condominium known as The Residences at Worldwide Plaza and established pursuant to the Condominium Documents.

“Condominium Documents” means, collectively, the Declaration dated April 5, 1989 and recorded on May 2, 1989 at Reel 1568, Page 2399 and 2401, the Bylaws of the Residences at Worldwide Plaza, the Amendment to Declaration of Condominium and Bylaws of 59 West 12th Street Condominium dated August 22, 1997 and the Agreement dated May 20, 1998 between The Board of Managers of the Residences at Worldwide Plaza, New York Communications Center Associates, L.P. and BRE/Worldwide, L.L.C.

“Confidential Information” is defined in Section 12.15(a).

“Contribution Agreement” is defined the Recitals.

“Control” (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the day-to-day management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. A Person shall be deemed to “Control” another notwithstanding that a third party may have the right to participate in “major decisions” customary in institutional joint venture agreements.

“Control Trigger Event” is defined in Section 4.4.

“CPI” means the Consumer Price Index for All Urban Consumers (CPI-U), All Items, applicable to the N.Y.-Northeastern N.J. area (1982-84 = 100) for urban wage earners and clerical workers, as published by the U.S. Department of Labor, Bureau of Labor Statistics. If such Consumer Price Index is discontinued or otherwise revised during the term of this Agreement, the Consumer Price Index for All Urban Consumers (CPI-U), All Items, U.S. City Average (1982-84 = 100) for urban wage earners and clerical workers, as published by the U.S. Department of Labor, Bureau of Labor Statistics, shall be used, and if such national index is discontinued or otherwise revised during the term of this Agreement, such other government index or computation with which it is replaced shall be used in order to obtain substantially the same result as would be obtained if the Consumer Price Index had not been discontinued or revised.

Exhibit B-5

“CPI Increase” means, as of any date during the term of this Agreement (such date, the “Determination Date“), the percent of increase, if any, in the CPI for the month in which the applicable Determination Date occurs over the CPI for the month in which occurs the date that was twelve (12) months prior to the Determination Date.

“CWWP” means CWWP Partners LLC, a Delaware limited liability company.

“Default Amount” is defined in Section 2.2(b).

“Default Capital Contribution” is defined in Section 2.2(c).

“Default Capital Contribution Balance” shall mean, for each Member, the cumulative Default Capital Contributions (excluding however any portion of any Default Capital Contributions which are the subject of a Dilution Election pursuant to Section 2.2(c)(ii)) of that Member, less the cumulative distributions to that Member in return thereof under Section 3.1(b)(2).

“Default Preferred Return” is defined in Section 2.2(c).

“Default Preferred Return Balance” of any Member shall mean, at any particular time, the Default Preferred Return earned as of that date, reduced by the aggregate amount of all prior distributions made to such Member under Sections 3.1(a)(1) and 3.1(b)(1).

“Depreciation” means, for each taxable year or other period, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis.

“Determination Date” is defined in the definition of “CPI Increase”.

“Dilution Election” is defined in Section 2.2(c).

“Dilution Factor” is defined in Section 2.2(c).

“Dissolution Event” is defined in Section 9.1.

“DRA” means the DRA Fund or any other investment fund in which DRA Advisors LLC, or its successors or assigns by merger or otherwise, or any of its principals, directly or indirectly, continues to have Control.

“DRA Fund” means DRA G&I Fund VI Real Estate Investment Trust, a Maryland real estate investment trust.

Exhibit B-6

“Effective Date” has the meaning set forth in the Preamble to this Agreement.

“Electing Member” is defined in Section 8.1.

“Emergency Expenses” means expenditures that are necessary (a) to prevent an immediate threat to the health, safety or welfare of any person in the immediate vicinity of the Project, (b) prevent immediate damage or loss to the Project or any other material assets of the Company or any Subsidiary or (c) to avoid criminal or civil liability on the part of the Company, any Subsidiary or any of the Members.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any regulations promulgated thereunder.

“Exercise Period” is defined in Section 7.8(b).

“Existing Guaranty Documents” means (x) in connection with the Mortgage Loan, that certain (i) Guaranty of Recourse Obligations dated as of February 25, 2013 from Existing Guarantors for the benefit of Existing Lender, and (ii) Environmental Indemnity Agreement dated as of February 25, 2013 executed by WWP Office, LLC, WWP Amenities Holdings, LLC and Existing Guarantors for the benefit of Existing Lender, and (y) in connection with the Mezzanine Loan, that certain (i) Guaranty of Recourse Obligations dated as of February 25, 2013 from Existing Guarantors for the benefit of the Existing Lender, and (ii) Environmental Indemnity Agreement dated as of February 25, 2013 executed by WWP Mezz, LLC and Existing Guarantors for the benefit of Existing Lender, in each case as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Existing Guarantors” means on a joint and several basis, collectively, the Company, GCS, RCG Longview and DRA Fund.

“Existing Lender” is defined in Section 1.7.

“Existing LLC Agreement” is defined the Recitals.

“Exit Valuation Amount” means the amount of One Billion Three Hundred Seventy-Five Million and 00/100 Dollars ($1,375,000,000.00).

“Failing Member” is defined in Section 2.2(b).

“Failure Notice” is defined in Section 2.2(b).

“First Offer Closing Date” is defined in Section 7.8(c).

“First Offer Deposit” is defined in Section 7.8(b).

“First Offer Exercise Notice” is defined in Section 7.8(b).

“First Offer Notice” is defined in Section 7.8(a).

Exhibit B-7

“First Offer Right” is defined in Section 7.8(b).

“Fiscal Year” means the Company’s fiscal year, which shall begin on January 1 of each year and end on December 31 of each year.

“GAAP” means U.S. generally accepted accounting principles, consistently applied.

“GCS” means George Comfort & Sons, Inc., a New York corporation.

“Gross Asset Value” means, with respect to any asset, the adjusted basis of the asset for federal income tax purposes, except as follows:

(1) The initial Gross Asset Value of any asset contributed by a Member to the Company shall be its fair market value, as reasonably determined by the contributing Member and the Company.

(2) The Gross Asset Values of all Company assets shall be adjusted to equal their respective fair market values, as reasonably determined by the Managing Member, as of the following times:

(a) the acquisition of an additional Interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution;

(b) the distribution by the Company to a Member of more than a de minimis amount of Company assets or money in consideration for an Interest in the Company if the Managing Member reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Members in the Company; and

(c) notwithstanding anything in subclause (b) above to the contrary, on the liquidation of the Company within the meaning of Treasury Regulation 1.704-1(b)(2)(ii)(g).

provided however, that in the case of clauses (a) and (b) no adjustment shall be made if the Members reasonably determine such adjustment is not necessary or appropriate to reflect the relative economic interests of the Members within the meaning of Treasury Regulations Section 1.704.1(b)(2)(ii)(g).

(3) The Gross Asset Value of any Company asset distributed to any Member shall be the gross fair market value of such asset on the date of distribution, as reasonably determined by the Members.

(4) If the Gross Asset Value of an asset has been determined or adjusted pursuant to clause (1) or (2) above of this definition, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.

Exhibit B-8

“Guaranteed Obligation” is defined in Section 2.4.

“Guaranteeing Party” is defined in Section 2.4.

“Indemnitee” is defined in Section 4.5.

“Indemnity Agreement” means that certain Indemnity and Contribution Agreement, dated as of the Effective Date, in the form attached hereto as Exhibit F, by and among Investor Guarantor, GCS, RCG Longview and DRA Fund.

“Interest” or “Membership Interest” means the entire ownership interest of a Member in the Company at any particular time, including the right of such Member to vote and to any and all benefits to which a Member may be entitled as provided in this Agreement, together with the obligations of such Member to comply with all of the terms and provisions of this Agreement.

“Interim Budget” is defined in Section 4.2.

“Investor Guarantor” means Investor Parent and/or any other Affiliate of Investor Member required by Lender to execute and deliver the Replacement Guarantees.

“Investor Member ” is defined in the Preamble to this Agreement, and shall include any Person who or which, at the time of reference thereto, is a permitted assignee of all or part of the Interest of such Member and has been admitted to the Company in accordance with the terms hereof.

“Investor Parent” shall mean (i) American Realty Capital New York Recovery REIT Inc., a Maryland corporation or (ii) or a Permitted Successor.

“Lease” means, collectively, all leases, subleases or sub-subleases, lettings, licenses, concessions, occupancies or other agreements (whether written or oral and whether now or hereafter in effect) pursuant to which any Person is granted a possessory interest in, or right to use or occupy all or any portion of, any space at the Project, and (a) every modification, amendment or other agreement relating to such lease, sublease, sub-sublease, or other agreement entered into in connection with such lease, sublease, sub-sublease, or other agreement and (b) every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto.

“Lender” is defined in Section 1.7.

“Lender Assumption Conditions” means the conditions, covenants, representations and warranties set forth in the Loan Documents which are required to be satisfied by the Members (or their respective Affiliates), or by the Company or its Subsidiaries prior to consummating the purchase and sale of the Call Interest.

“Loan” is defined in Section 1.7.

Exhibit B-9

“Loan Documents” is defined in Section 1.7.

“Major Decisions” is defined in Section 6.4.

“Managing Member” is defined in Section 4.1(a).

“Material Lease” means any Lease which (a) demises one (1) full floor or more of office space, (b) covers the space currently occupied by Manhattan Sports Club, Inc., Stage Holding New York, Inc. and Mercury Parking LLC or any other retail space at the Project, (c) relates to any exterior signage on the Project (including, without limitation, license agreements and other signage arrangements), (d) contains an option or preferential right to purchase all or any portion of the Project or (e) demises space to an Affiliate of either Member.

“Material Contract” means any cleaning, maintenance, service or other contract or agreement of any kind (other than Leases) which (a) cannot be terminated without fee or penalty on thirty (30) days or less notice, (b) has a contract price in excess of Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00) entered into by or on behalf of the Company or any Subsidiary or (c) is not consistent with the Approved Capital Budget or Approved Operating Budget, as applicable.

“Members” refers collectively to all Members. Reference to a “Member” shall be a reference to any one of the Members.

“Mezzanine Loan Documents” is defined in Section 1.7.

“Mezzanine Loan” is defined in Section 1.7.

“Mortgage Loan Documents” is defined in Section 1.7.

“Mortgage Loan” is defined in Section 1.7.

“Non-Failing Member” is defined in Section 2.2(b).

“Non-Offering Party” is defined in Section 7.8(a).

“Nonrecourse Party” is defined in Section 6.2(b).

“Offer Sale Price” is defined in Section 7.8(a).

“Offered Interest” is defined in Section 7.8(a).

“Offering Party” is defined in Section 7.8(a).

“Office Tower” means the real property and improvements constructed thereon constituting the Class A office building located at 825 Eighth Avenue, New York, New York.

“Other Member” is defined in Section 8.1.

Exhibit B-10

“Partially Adjusted Capital Account” is defined in Section 10.1(b).

“Percentage Interests” means, initially, (a) forty-eight and nine tenth percent (48.9%) in the case of Investor Member and (b) fifty-one and one tenth percent (51.1%) in the case of Sponsor Member, as such percentages may be adjusted from time to time pursuant to the terms of this Agreement.

“Permitted Exceptions” is defined in Section 8.1.

“Permitted Variance” is defined in Section 4.2.

“Person” refers to an individual, partnership, trust, estate, association, corporation, pension, profit sharing or other employee benefit plan, or other entity, as well as guardian, trustee, executor, administrator, committee, trustee in bankruptcy, receiver, assignee for the benefit of creditors, conservator or other Person acting in a fiduciary capacity.

“Plan Asset Regulation” means the U.S. Department of Labor Regulation § 2510.3-101.

“Preferred Return” means, for any Preferred Return Period, an amount calculated in a manner similar to interest which accrues during that Preferred Return Period on Investor Member’s Unrecovered Capital Contributions at a rate equal to the Preferred Return Rate.  The Preferred Return shall be compounded annually, shall be deemed to accrue each day and shall be computed by multiplying the actual number of days in such period by the applicable daily rate based on a 360-day year.

“Preferred Return Arrears” means, as of any date, an amount equal to the excess, if any, of (i) the aggregate Preferred Return which accrued for all Preferred Return Periods through such date over (ii) the aggregate of all distributions made to such Member prior to that date pursuant to Sections 3.1(a)(2), and 3.1(b)(3).

“Preferred Return Period” means the period commencing on the first day of each calendar month and ending on the last day of such calendar month; provided, however, that the first Preferred Return Period shall commence on the Effective Date and end on the last day of the calendar month in which such first Preferred Return Period commenced.

“Preferred Return Rate” means seven percent (7%) per annum.

“Profits” and “Losses” means, for each taxable year or other period, an amount equal to the Company’s taxable income or loss for such year or period, determined in accordance with Code section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

(1) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses shall be taken into account as if it were taxable income;

Exhibit B-11

(2) Any expenditures of the Company described in Code section 705(a)(2)(B) or treated as Code section 705(a)(2)(B) expenditures pursuant to Treasury Regulation 1.704-1(b)(2)(iv)(i), shall be taken into account in computing such taxable income or loss as if they were deductible items;

(3) Gain or loss resulting from any disposition of Company assets with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

(4) In lieu of the depreciation, amortization and other cost recovery deductions in respect of an Company asset taken into account in computing such taxable income or loss, the Company shall take into account the Depreciation in respect of such asset;

(5) Any items which are specifically allocated pursuant to pursuant to a Section 754 election, a recharacterization of a guaranteed payment as a distribution, a qualified income offset, minimum gain chargeback, nonrecourse deduction special allocation or a gross income allocation shall not be taken into account in computing Profits or Losses.

(6) Notwithstanding anything in this Agreement to the contrary, Profits and Losses shall be adjusted as necessary to ensure compliance with Treasury Regulation 1.704-1(b) or other applicable Treasury Regulations.

“Prohibited Person” means any of the following: (i) a Person that is listed in the Annex to, or is otherwise subject to the provisions of, Executive Order No. 13224 on Terrorist Financing (effective September 24, 2001); (ii) a Person that is named as a “specially designated national” or “blocked person” on the most current list published by the U.S. Treasury Department's Office of Foreign Assets Control (“OFAC”) at its official website, http://www.treas.gov/offices/enforcement/ofac; (iii) a Person that is otherwise the target of any economic sanctions program currently administered by OFAC; or (iv) a Person that is owned or controlled by, or acting on behalf of, with any person or entity identified in clause (i), (ii) and/or (iii) above.

“Project” means, collectively, the Office Tower, the Amenities Membership Interests and the Amenities Property, and all personal property and other assets of the Company and the Subsidiaries.

“Property Broker” means a Person of national repute with at least ten (10) years of experience in brokering for sale Class A office properties and related amenities in Manhattan, New York that is designated by the Managing Member and reasonably acceptable to the Members.

“Property Management Agreement” means the Management Agreement dated July 22, 2009 for the Project by and between the Company (or a Subsidiary) and GCS (in such capacity, and any other subsequent manager under a Property Management Agreement, the “Property Manager”), as the same may be amended, modified or otherwise revised from time to time with approval of the Members, and as the same may be replaced in accordance with the terms of this Agreement, a true and complete copy of which has been delivered to Investor Member pursuant to the Contribution Agreement.

Exhibit B-12

“Proposed Asset Purchase Price” is defined in Section 8.1.

“Qualified Sales Broker” means a brokerage company that is (A) a licensed, reputable nationally recognized brokerage company having at least ten (10) years experience in marketing properties similar in type, size and quality as the Project for sale, and (B) is not Affiliated with either Member.

“Ratable Share” means, with respect to each Member, such Member’s Percentage Interests at the time of calculation divided by the aggregate Percentage Interests of all Members included in such calculation.

“RCG Control Person” means any one of Ramius LLC, Jeffrey Feil and Jay Anderson.

“RCG Longview” means RCG Longview Equity LP and RCG Longview Equity PA.

“RCG Longview Equity PA” means RCG Longview Equity Fund PA PSERS, L.P, a Delaware limited partnership.

“RCG Longview Equity LP” means RCG Longview Equity Fund, L.P, a Delaware limited partnership.

“REIT” is defined in Section 12.17.

“Replacement Guarantees” means the guaranties and indemnity agreements required by Lender under the Loan Documents to be executed and delivered by the Investor Guarantor in connection with the purchase and sale of the Call Interest (which Replacement Guarantees shall be substantially and materially in the same form and content as the Existing Guarantees, with only conforming changes thereto).

“Required Capital” means Company or Subsidiary expenses that are (i) expressly set forth in the Annual Capital Budget or Annual Operating Budget (plus any Actual Increases and Permitted Variance) or (ii) Emergency Expenses.

“Reserves” means, with respect to any fiscal period, funds set aside or amounts allocated during such period to reserves which shall be maintained in amounts set forth in the Annual Operating Budget or Annual Capital Budget, or as otherwise reasonably established by the Members, to provide for capital expenditures, contingent or unforeseen liabilities or obligations of the Company and the Subsidiaries, maturing obligations, working capital, to pay taxes, insurance, debt service, repairs, improvements, replacements or renewals, fluctuations in cash flow, and for other costs or expenses incident to the operation of the Company and the Subsidiaries, in accordance with the terms of this Agreement (including, without limitation, the Annual Capital Budget and the Annual Operating Budget).

“ROFO Sale Conditions” is defined in Section 7.8(f).

“Sale Conditions” is defined in Section 8.2.

Exhibit B-13

“Special Loan” is defined in Section 2.2(b).

“Sponsor Member” is defined in the Preamble to this Agreement, and shall include any Person who or which, at the time of reference thereto, is a permitted assignee of all or part of the Interest of such Member and has been admitted to the Company in accordance with the terms hereof.

“Subsidiaries” means all of the entities directly or indirectly owned by the Company, in whole or in part. An organizational structure chart showing the presently existing Subsidiaries is attached as Exhibit C hereto. Reference to “Subsidiary” means any of the Subsidiaries as the context requires.

“Target Account” is defined in Section 10.1(c).

“Tax Matters Partner” means the Managing Member.

“Transfer” is defined in Section 7.1.

“Treasury Regulation” means the Income Tax Regulations promulgated under the Code, as published and in force as of the date hereof, and corresponding provisions of succeeding Regulations.

“Trigger Sale” is defined in Section 8.1.

“Unrecovered Capital Contributions” of any Member, at any particular time, shall mean the Capital Contributions (which, for purposes of the definition of Unrecovered Capital Contributions, shall include all sums paid by a Member and/or its designee in connection with the closing of the sale of the Call Interest and/or any Offered Interest) made by such Member at or prior to such time, reduced by the aggregate amount of all prior distributions made to such Member under Section 3.1(b)(4).

Exhibit B-14

EXHIBIT C

Organizational Chart of the Company and its Subsidiaries

Exhibit C-1

EXHIBIT C-1

Organizational Chart of Sponsor Member’s Constituent Members

Exhibit C-1

EXHIBIT C-2

Organizational Chart of Investor Member’s Constituent Members

Exhibit C-1

EXHIBIT D

Representations and Warranties of the Sponsor Member

Sponsor Member represents and warrants to Investor Member as of the Effective Date that:

A. Sponsor Member is a limited liability company duly formed and validly existing under the laws of the State of Delaware and has the power and authority to own its property and carry on its business as owned and carried on at the date hereof and as contemplated hereby.

B. (i) All transactions contemplated by this Agreement to be performed by it have been duly authorized by all necessary action and do not require the consent or approval of any third party (except for any approvals which have been obtained on or prior to the Effective Date), (ii) it has all necessary power with respect thereto, (iii) the consummation of such transactions will not (and with the giving of notice or lapse of time or both would not) result in a breach or violation of, or a default or loss of contractual benefits under, its charter, by-laws, operating agreement, certificate of formation, certificate of limited partnership or agreement of partnership, any agreement by which it or its properties are bound, or any statute, regulation, order or other law to which it or any of its properties are subject, or give rise to a lien or other encumbrance upon any of its properties or assets, (iv) this Agreement is a valid and binding agreement on the part of Sponsor Member, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor’s rights generally or by general equitable principles, and (v) Sponsor Member is not a foreign person as that term is defined in Section 1445 of the Code.

C. There is no petition in Bankruptcy or any petition or answer seeking an assignment for the benefit of creditors, the appointment of a receiver, or trustee, liquidation or dissolution or similar relief under the U.S. Bankruptcy Code or any state law filed by or against or threatened to be filed by or against Sponsor Member or its direct or indirect members.

D. Neither the execution and the delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement is subject to any requirement that Sponsor Member obtain any consent, approval or authorization of, or make any declaration or filing with, any governmental authority or third party which has not been obtained or which, in any case or in the aggregate, if not obtained or made would have an adverse effect, financial or otherwise, on the business or property of the Company or render such execution, delivery or consummation illegal or invalid, or would constitute a default under, or result in the creation of any lien, charge or encumbrance upon any of the Company’s properties.

E. Each Person owning a direct interest in Sponsor Member is not a Prohibited Person.

F. Sponsor Member’s tax identification number is 27-0288351.

G. No Interest issued to Sponsor Member has been registered under the Securities Act of 1933, as amended, or state securities laws, (ii) such Interest, therefore, cannot be resold unless registered under the Securities Act of 1933, as amended, and applicable state securities laws, or unless an exemption from registration is available, (iii) there is no public market for such Interest, and (iv) neither the Company nor any other Member has any obligation or intention to register such Interest for resale under the Securities Act of 1933, as amended, or any state securities laws or to take any action that would make available any exemption from the registration requirements of such laws.

Exhibit D-1

H. On behalf of itself and each assignee or transferee of it, Sponsor Member is acquiring its Interest for its own account for investment and not with a view to the distribution or resale thereof, or with the present intention of distributing or reselling such interest, and that it will not transfer or attempt to transfer its Interest in violation of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, or any other applicable federal, state or local securities law. Nothing herein shall be construed to create or impose on the Company or any Member an obligation to engage in public reporting or register any transfer of any Interest or any portion thereof with the Securities Exchange Commission.

I. Sponsor Member is not a “benefit plan investor” (within the meaning of the Plan Asset Regulation).

J. Sponsor Member is Controlled by Comfort Member.

K. The organizational chart showing the constituent members of Sponsor Member annexed hereto as Exhibit C-1 in true and correct in all material respects.

Exhibit D-2

Exhibit E

Representations and Warranties of the Investor Member

Investor Member represents and warrants to Sponsor Member as of the Effective Date that:

A. Investor Member is a limited liability company duly formed and validly existing under the laws of the State of Delaware and has the power and authority to own its property and carry on its business as owned and carried on at the date hereof and as contemplated hereby.

B. (i) All transactions contemplated by this Agreement to be performed by it have been duly authorized by all necessary action and do not require the consent or approval of any third party (except for any approvals which have been obtained on or prior to the Effective Date), (ii) it has all necessary power with respect thereto, (iii) the consummation of such transactions will not (and with the giving of notice or lapse of time or both would not) result in a breach or violation of, or a default or loss of contractual benefits under, its charter, by-laws, operating agreement, certificate of formation, certificate of limited partnership or agreement of partnership, any agreement by which it or its properties are bound, or any statute, regulation, order or other law to which it or any of its properties are subject, or give rise to a lien or other encumbrance upon any of its properties or assets, (iv) this Agreement is a valid and binding agreement on the part of Investor Member , enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor’s rights generally or by general equitable principles, and (v) Investor Member is not a foreign person as that term is defined in Section 1445 of the Code.

C. There is no petition in Bankruptcy or any petition or answer seeking an assignment for the benefit of creditors, the appointment of a receiver, or trustee, liquidation or dissolution or similar relief under the U.S. Bankruptcy Code or any state law filed by or against or threatened to be filed by or against Investor Member or its direct or indirect members.

D. Neither the execution and the delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement is subject to any requirement that Investor Member obtain any consent, approval or authorization of, or make any declaration or filing with, any governmental authority or third party which has not been obtained or which, in any case or in the aggregate, if not obtained or made would have an adverse effect, financial or otherwise, on the business or property of the Company or render such execution, delivery or consummation illegal or invalid, or would constitute a default under, or result in the creation of any lien, charge or encumbrance upon any of the Company’s properties.

E. Each Person owning a direct interest in Investor Member is not a Prohibited Person.

F. Investor Member’s tax identification number is 27-2087227.

G. No Interest issued to Investor Member has been registered under the Securities Act of 1933, as amended, or state securities laws, (ii) such Interest, therefore, cannot be resold unless registered under the Securities Act of 1933, as amended, and applicable state securities laws, or unless an exemption from registration is available, (iii) there is no public market for such Interest, and (iv) neither the Company nor any other Member has any obligation or intention to register such Interest for resale under the Securities Act of 1933, as amended, or any state securities laws or to take any action that would make available any exemption from the registration requirements of such laws.

Exhibit E-1

H. On behalf of itself and each assignee or transferee of it, Investor Member is acquiring its Interest for its own account for investment and not with a view to the distribution or resale thereof, or with the present intention of distributing or reselling such interest, and that it will not transfer or attempt to transfer its Interest in violation of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, or any other applicable federal, state or local securities law. Nothing herein shall be construed to create or impose on the Company or any Member an obligation to engage in public reporting or register any transfer of any Interest or any portion thereof with the Securities Exchange Commission.

I. Investor Member is not a “benefit plan investor” (within the meaning of the Plan Asset Regulation).

J. Investor Member is Controlled by American Realty Capital New York Recovery REIT, Inc.

K. The organizational chart showing the constituent members of Investor Member annexed hereto as Exhibit C-2 in true and correct in all material respects.

Exhibit E-2

EXHIBIT F

Form of Indemnity Agreement

INDEMNITY AND CONTRIBUTION AGREEMENT

THIS INDEMNITY AND CONTRIBUTION AGREEMENT (this “Agreement”) is made and entered into as of [_____________], by and between GEORGE COMFORT & SONS, INC., a New York corporation (“GCS”), having an address at 200 Madison Avenue, New York, New York 10016, Attention: Mr. Peter S. Duncan, RCG LONGVIEW EQUITY FUND PA PSERS, L.P., a Delaware limited partnership (“RCG PA”), having an address c/o RCG Longview, 7 Penn Plaza, Suite 618, New York, NY 10001, Attention:  Mr. Jay Anderson, RCG LONGVIEW EQUITY FUND, L.P., a Delaware limited partnership (“RCG LP”), having an address c/o RCG Longview, 7 Penn Plaza, Suite 618, New York, NY 10001, Attention:  Mr. Jay Anderson, DRA G&I FUND VI REAL ESTATE INVESTMENT TRUST, a Maryland real estate investment trust (“DRA”; and together with GCS, RCG PA and RCG LP collectively, jointly and severally, the “Sponsor Guarantor”), having an address c/o DRA Advisors LLC, 220 East 42nd Street, 27th Floor, New York, New York 10017, Attn.: Mr. David Luski and Jean Marie Apruzzese, AMERICAN REALTY CAPITAL NEW YORK RECOVERY REIT INC., a Maryland Delaware corporation, having an address 405 Park Avenue, New York, New York 10022, Attention: Mr. Jesse Galloway (“Investor Guarantor”; Investor Guarantor together with Sponsor Guarantor, each individually, a “Guarantor”, and collectively, the “Guarantors”).

WITNESSETH

WHEREAS, GCS, RCG PA, RCG LP and DRA each owns an indirect interest in WWP Sponsor, LLC, a Delaware limited liability company (“Sponsor Member”);

WHEREAS, Investor Guarantor owns an indirect interest in ARC NYWWPJV001, LLC, a Delaware limited liability company (“Investor Member”);

WHEREAS, Sponsor Member and Investor Member are the sole members of WWP Holdings, LLC, a Delaware limited liability company (“WWP Holdings”), which is governed by the terms and conditions set forth in that certain Second Amended and Restated Limited Liability Company Agreement of WWP Holdings, dated as of the date hereof (the “LLC Agreement”); all capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to them in the LLC Agreement;

WHEREAS, Investor Guarantor owns an indirect interest in Investor Member and will derive substantial benefit from the transaction contemplated by the Contribution Agreement and the LLC Agreement and Sponsor Guarantor owns an indirect interest in Sponsor Member and will derive substantial benefit from the transaction contemplated by the Contribution Agreement and the LLC Agreement;

WHEREAS, Sponsor Guarantor has entered into the Existing Guaranty Documents (together with any other guaranty or indemnity now or hereafter made by the Guarantors in connection with the financing for the Property or a modification or a refinancing thereof, in any such case in accordance with the provisions of the LLC Agreement, each, a “Guaranty”, and collectively, the “Guaranties”);

Exhibit F-1

WHEREAS, the Guarantors desire to provide for a just and equitable arrangement at all times for amounts paid by the parties under the Guaranties in accordance with this Agreement; and

WHEREAS, pursuant to the LLC Agreement, Sponsor Member and Investor Member have agreed to cause their respective Affiliates to enter into this Agreement.

NOW, THEREFORE, in consideration of the consummation of the transactions contemplated by the Contribution Agreement, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1. Payment of Amounts under the Guaranties. (a) Any payment made by any Guarantor in respect of a Guaranteed Obligation accruing from and after the date hereof, and any Capital Contribution made by Sponsor Member or Investor Member in respect thereof, shall be referred to herein collectively as a “Guaranty Payment”. Notwithstanding anything in this Agreement or in the LLC Agreement to the contrary, in no event shall (i) Investor Member be permitted to make a Capital Contribution to pay any amounts required to be paid by Investor Guarantor as a result of a Bad Act of Investor Guarantor, Investor Member or an Affiliate of either of the foregoing, unless and to the extent such amounts are applied by the Lender to repay the outstanding principal balance of the Loan and (ii) Sponsor Member be permitted to make a Capital Contribution to pay any amounts required to be paid by Sponsor Guarantor as a result of a Bad Act of Sponsor Guarantor, Sponsor Member or an Affiliate of either of the foregoing, unless and to the extent such amounts are applied by the Lender to repay the outstanding principal balance of the Loan. For purposes of this Agreement, (i) the “Investor Guarantor Sharing Percentage” shall equal Investor Member’s Percentage Interests and (ii) the “Sponsor Guarantor Sharing Percentage” shall equal Sponsor Member’s Percentage Interests, except, in each case, if any Guaranteed Obligation is attributable to the Bad Act of a Guarantor, such Guarantor’s Affiliate Member or an Affiliate of either of the foregoing (in each case, the “Offending Party”), the Sharing Percentage of the Member that is Affiliated with the Offending Party for such Guaranteed Obligation shall be 100%, and the other Member’s Sharing Percentage shall be 0% for such Guaranteed Obligation.

(b) In the event that Investor Guarantor pays or is called upon by a Lender to pay a Guaranty Payment to a Lender in excess of the Investor Guarantor Sharing Percentage of the aggregate Guaranteed Obligations paid or demanded to be paid to the Lender (the “Guaranteed Called Amount”), then Sponsor Guarantor shall, within fifteen (15) Business Days after Investor Guarantor’s demand therefor, pay to Investor Guarantor an amount (any such amounts, collectively, the “Sponsor Guarantor Contribution Amount”) in cash that, when added to any other sums paid or demanded to be paid by Sponsor Guarantor in connection with such demand by Lender, brings the total payments paid by Sponsor Guarantor in connection with such demand equal to the Sponsor Guarantor Sharing Percentage of the Guaranteed Called Amount and Sponsor Guarantor shall indemnify, defend and hold Investor Guarantor harmless from and against any and all loss, damage, claim, expense, or liability of any kind and nature (including, without limitation, reasonable attorneys’ fees and costs) resulting from Sponsor Guarantor’s failure to pay all or any portion of the Sponsor Guarantor Contribution Amount.

Exhibit F-2

(c) In the event that Sponsor Guarantor pays or is called upon by a Lender to pay a Guaranty Payment to a Lender in excess of the Sponsor Guarantor Sharing Percentage of the Guaranteed Called Amount, then Investor Guarantor shall, within fifteen (15) Business Days after Sponsor Guarantor’s demand therefor, pay to Sponsor Guarantor an amount (any such amounts, collectively, the “Investor Guarantor Contribution Amount”) in cash that, when added to any other sums paid by or demanded to be paid by Investor Guarantor in connection with such demand by Lender, brings the total payments paid by Investor Guarantor in connection with such demand equal to the Investor Guarantor Sharing Percentage of the Guaranteed Called Amount and Investor Guarantor shall indemnify, defend and hold Sponsor Guarantor harmless from and against any and all loss, damage, claim, expense, or liability of any kind and nature (including, without limitation, reasonable attorneys’ fees and costs) resulting from Investor Guarantor’s failure to pay all or any portion of the Investor Guarantor Contribution Amount.

(d) Each party shall give notice of any action or proceeding brought by such party contesting the validity of any Guaranty, but failure to deliver any such notice shall not affect the liabilities or obligations of the parties hereunder.

(e) Notwithstanding anything contained in this Agreement or the LLC Agreement to the contrary: (i) Sponsor Guarantor shall be solely obligated to make any Guaranty Payments for any acts, events or circumstances which have occurred or accrued prior to the date hereof and shall indemnity and hold Investor Guarantor harmless from and against any and all loss, damage, claim, expense, or liability of any kind and nature (including, without limitation, reasonable attorneys’ fees and costs) resulting from Sponsor Guarantor’s failure to pay any and all such Guaranty Payments; and (ii) in the event that the Lenders fully release any Guarantor for liability for any Guaranteed Obligation in connection with a sale of a direct or indirect interest in the WWP Holdings, such Guarantor shall be automatically released from any such liability under this Agreement for any acts, events or circumstances which have occurred from and after the effective date of such release.

2. Intentionally omitted.

3. Obligations Unconditional. (a) Investor Guarantor’s and Sponsor Guarantor’s obligations under this Agreement shall be paid in accordance with the terms hereof, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of the Guaranties or affecting any of the rights of any Guarantor with respect thereto. To the fullest extent permitted by applicable law, the liability of a Guarantor hereunder shall not be impaired, abated, deferred, diminished, modified, released, terminated or discharged, in whole or in part, or otherwise affected, by any act, event, condition, occurrence, circumstance, proceeding, action or failure to act, with or without notice to, or the knowledge or consent of, such Guarantor, including, without limitation:

(i) any amendment, modification or extension of any of the Guaranties or any of the other documents evidencing or securing the Property, subject in all events, to the terms of the LLC Agreement;

Exhibit F-3

(ii) any extensions of time for performance, whether in whole or in part, of any obligation given prior to or after default under any of the Guaranties;

(iii) any foreclosure, conveyance (by deed-in-lieu of foreclosure or otherwise), assignment, exchange, surrender or release, in whole or in part, of any collateral which may be held by a Lender at any time for or under any of the Guaranties;

(iv) any other guaranty, indemnity or other agreement now or hereafter executed by a Guarantor or any other person and any payment thereunder;

(v) any waiver of or assertion or enforcement or failure or refusal to assert or enforce, in whole or in part, any payment of any obligation, claim, cause of action, right or remedy which a Lender may, at any time, have under any Guaranty or with respect to any guaranty or any collateral which may be held by a Lender at any time for or with respect to the Guaranties or with respect to a Guarantor;

(vi) any act or thing or omission or delay to do any act or thing which may in any manner or to any extent vary the risk of a Guarantor or which would otherwise operate as a discharge of a Guarantor as a matter of law;

(vii) the release of any indemnitor or guarantor for the payment of any obligation, whether by operation of law or otherwise (except by reason of the payment in full of such party's obligations under this Agreement);

(viii) the failure to give a Guarantor any notice whatsoever unless (x) said notice is required to be given under this Agreement, or (y) the failure to give such notice prejudices or causes additional liability on a Guarantor;

(ix) any right, power or privilege that a Lender may now or hereafter have against the other Guarantor or any other person, entity or collateral;

(x) any assignment, conveyance, merger or other transfer, voluntary or involuntary (whether by operation of law or otherwise) of all or any part of a Lender’s interests in or rights under the Guaranties;

(xi) any assignment, conveyance, merger or other transfer, voluntary or involuntary (whether by operation or law or otherwise) of all or part of the interest or rights of a Guarantor or its respective Affiliates under the Guaranties or the LLC Agreement;

(xii) exculpatory provisions, if any, in any of the Guaranties limiting, waiving or releasing recourse against any person;

(xiii) any accuracy or inaccuracy of any representations or warranties made by any person in any Guaranties or the LLC Agreement; or

Exhibit F-4

(xiv) any recovery by a Lender as a result of the exercise of a Lender’s rights or remedies under any of the Guaranties,

it being the intent of the Guarantors that the obligations and liabilities of each Guarantor hereunder are absolute and unconditional under any and all circumstances, subject to the terms hereof, and that until the obligations of such Guarantor are fully and finally performed, the obligations and liabilities of such Guarantor hereunder shall not be discharged or released, in whole or in part, by any act or occurrence that might, but for the provisions of this Agreement, be deemed a legal or equitable discharge or release of such Guarantor.

(b) Any payment made by any Guarantor pursuant to this Agreement shall not impair, abate, defer, diminish, modify, release, terminate or discharge, in whole or in part, or otherwise affect in any manner any other liability of a Guarantor pursuant to any other document.

(c) The parties hereto agree that: (i) any Capital Contribution made by Sponsor Member or Investor Member to allow the Company to make a payment with respect to any obligation guaranteed by the Guarantors under the Guaranties shall be treated for purposes of this Agreement as a direct Guaranty Payment by the applicable Guarantor and shall act to reduce and set-off the liability of such Guarantor hereunder therefor and (ii) if either Sponsor Member or Investor Member has exercised the Dilution Election in respect of a Default Capital Contribution and/or a Special Loan in accordance with Section 2.2(c) and/or Section 2.2(e) of the LLC Agreement, respectively, then the applicable affiliate Guarantor shall not seek any of the rights and remedies set forth in this Agreement in respect thereof.

(d) Neither a Guarantor’s obligation to make payment in accordance with this Agreement nor any remedy for the enforcement thereof shall be impaired, modified, changed, stayed, released or limited in any manner by any impairment, modification, change, release, limitation or stay of the liability of such Guarantor or its estate in bankruptcy or any remedy for the enforcement thereof, resulting from the operation of any present or future provision of the U.S. Bankruptcy Code or any bankruptcy, insolvency or similar laws of any foreign jurisdiction or other statute or from the decision of any court interpreting any of the same, and such Guarantor shall be obligated under this Agreement as if no such impairment, stay, modification, change, release or limitation had occurred. If any Lender shall be obligated by reason of any bankruptcy, insolvency or other legal proceeding to pay or repay to such Guarantor, or to any trustee, receiver or other representative, any amounts previously paid, this Agreement shall be continued or reinstated to take into account the amount of such payment or repayment.

4. Waiver. Each Guarantor hereby waives (a) presentment, demand, protest, notice of protest, notice of dishonor and notice of non-payment, non-performance or non-observance, (b) the benefits, if so entitled to any benefits, of any or all anti-deficiency statutes or single-action legislation, (c) the right to require any party to proceed against any collateral or other security now or hereafter held by such party or to pursue any other remedy available to such party, (d) the benefit of or right to assert any statute of limitations affecting liability hereunder or the enforcement thereof to the extent permitted by law, (e) any homestead exemption rights, (f) any rights and remedies afforded by applicable law, to the extent waivable, and (g) any defense which may arise by reason of (i) the incapacity, lack of authority, death or disability of, or revocation hereof by, any person or persons, (ii) the failure of the any party to file or enforce any claim against the estate (in probate, bankruptcy or any other proceedings) of a Guarantor or any other person or persons or (iii) the absence, impairment or loss of any right of reimbursement or subrogation or other right or remedy of a Guarantor against any other person, or against any security resulting from the exercise or election of any remedy or remedies and (h) all rights and remedies accorded by applicable law to indemnitors or guarantors, to the extent waivable.

Exhibit F-5

5. Remedies Cumulative. Except as set forth in Section 3(c), all rights and remedies afforded to a party by reason of this Agreement are separate and cumulative remedies, and shall be in addition to all other rights and remedies existing at law or in equity or otherwise, including, without limitation, the rights and remedies set forth in Section 2.2(c), Section 2.2(d) and/or Section 2.2(e) of the LLC Agreement. No one of such remedies, whether or not exercised by a party, shall be deemed to exclude the exercise of any other remedy or remedies available, and the exercise or non-exercise thereof shall in no way limit or prejudice any other legal or equitable remedies which a party may have.

6. Binding Agreement. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and each such party’s respective heirs, devisees, executors, administrators, legal representatives, successors and permitted assigns.

7. Amendment. This Agreement shall not be amended, altered, or modified except by an instrument in writing duly executed by the parties hereto.

8. No Waiver. Neither the waiver by any of the parties hereto of a breach of or a default under any of the provisions of this Agreement, nor the failure of any of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder shall thereafter be construed as a waiver of any subsequent breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder.

9. Assignment. This Agreement shall not be assigned by any party without the prior written consent of all of the parties hereto. Notwithstanding the foregoing, the benefits (but not the obligations or liabilities) under this Agreement may be assigned by (a) Sponsor Guarantor to a permitted transferee of Sponsor Member’s Membership Interest under the LLC Agreement and (b) Investor Guarantor to a permitted transferee of Investor Member’s Membership Interest under the LLC Agreement, in each case without the consent of all of the parties hereto (but subject to all of the terms and conditions of the LLC Agreement applicable to any such transfer).

10. Limitation on Benefits of this Agreement. It is the explicit intention of the parties hereto that no person or entity other than the parties hereto is or shall be entitled to bring any action to enforce any provision of this Agreement against any of the parties hereto, and that the covenants and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, the parties hereto or their respective successors and assigns as permitted hereunder.

11. Entire Agreement. This Agreement, together with the LLC Agreement, constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and it supersedes all prior oral or written agreements, commitments or understandings with respect to the matters provided for herein. In addition, this Agreement supersedes and replaces to the fullest extent permitted by applicable law any right of contribution or subrogation with respect to the subject matter hereof that any party hereto may have at law or in equity, by statute or otherwise.

Exhibit F-6

12. Counterparts. To facilitate execution, this Agreement may be executed in as many counterparts as may be required. It shall not be necessary that the signature of or on behalf of each party appears on each counterpart, but it shall be sufficient that the signature of or on behalf of each party appears on one or more of the counterparts. All counterparts shall collectively constitute a single agreement. The exchange of executed copies of this Agreement by Portable Document Format (PDF) transmission shall constitute effective execution and delivery of this Agreement as to the parties for all purposes, and signatures of the parties transmitted by Portable Document Format (PDF) shall be deemed to be their original signatures for all purposes.

13. Notices. Notwithstanding anything to the contrary in this Agreement, any notice, approval, consent, payment, request, instruction, order, determination, vote, decision, direction, demand, requirement, communication, or similar action or conduct required or permitted to be given to or by any party hereto shall be in writing, shall be sent via one of the following methods of delivery to the addresses set forth below, and shall be deemed to have been duly given, made, delivered, and received as of the date of actual delivery or if delivery is refused, then as of the date presented: (a) by personal delivery; (b) by Federal Express, UPS, DHL, United States Postal Service Express Mail, or other overnight delivery service that provides written confirmation of delivery and receipt; or (c) by certified U.S. Mail, return receipt requested, postage prepaid, or (d) by electronic transmission with confirmation of receipt, provided one of the other preceding methods of delivery are also used. Any party hereto may change its notice address(es) or add additional notice address(es) by notice to the other parties in accordance with the provisions of this Section 13. Notices given by counsel for any party, on behalf of such party, shall be deemed a valid notice under this Section 13 if addressed and sent in accordance with the provisions of this Section 13. All notices shall be addressed as follows:

If to Sponsor Guarantor:                     c/o George Comfort & Sons, Inc.

200 Madison Avenue

New York, New York 10016

Attention: Mr. Peter S. Duncan

Email: pduncan@gcomfort.com

with copies to:

Blank Rome LLP

405 Lexington Avenue

New York, New York 10174

Attention: Martin Luskin, Esq.

Email: mluskin@blankrome.com

c/o RCG Longview

7 Penn Plaza, Suite 618

New York, NY 10001

Attention:  Mr. Jay Anderson

Email: janderson@rcglongview.com

Exhibit F-7

c/o Ramius LLC

599 Lexington Avenue

20th Floor

New York, NY 10029

Attention:  Mr. Michael Boxer

Email: mboxer@ramius.com

Stroock & Stroock & Lavan LLP

180 Maiden Lane

New York, NY 10038-4982

Attention:  Karen Scanna, Esq.

Email: kscanna@stroock.com

c/o DRA Advisors LLC

220 East 42nd Street, 27th Floor

New York, New York 10017

Attn.: Mr. David Luski and Jean Marie Apruzzese

Email: dluski@draadvisors.com;

jmapruzzese@draadvisors.com

If to Investor Guarantor:                     c/o American Realty Capital New York Recovery REIT, Inc.

405 Park Avenue

New York, New York 10022

Attention: Mr. Jesse Galloway

Email: jgalloway@arlcap.com

c/o American Realty Capital New York Recovery

REIT, Inc.

405 Park Avenue

New York, New York 10022

Attention: Michael Happel

Email: MHappel@arlcap.com

With a copy to:

Donovan LLP
152 Madison Avenue, 14th Floor

New York, New York 10016

Attention: Nicholas T. Donovan, Esq.

Email: nick@donovanllp.com

14. Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by and interpreted, construed and enforced in accordance with the laws of the State of New York, without giving effect to the conflicts of laws principles thereof. This choice of law is made pursuant to New York General Obligation Law § 5-1401.

Exhibit F-8

15. Choice of Forum. Each party hereto hereby irrevocably and unconditionally (a) submits itself and its property, solely for the purposes of any legal action or proceeding relating to this Agreement or for recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of the Supreme Court of the State of New York, New York County, the courts of the United States of America for the Southern District of New York, and appellate courts thereof (collectively, the “New York Courts”), (b) consents to the bringing of any such action or proceeding exclusively in a New York Court, and agrees not to plead or otherwise assert an inconvenient forum, (c) agrees to service upon it or him of any and all process in any such action or proceeding at the applicable address set forth in Section 13, (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law, and (e) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. The parties hereto agree that any legal action or proceeding relating to this Agreement shall be brought in the New York Courts only; provided, that if any party breaches or seeks to resist any term, covenant or condition set forth in this Section 15 the other parties shall not be bound by the limitations of this sentence with respect to such party’s breaching or seeking to resist any term, covenant or condition of this Section 15.

16. Exculpation. No direct or indirect partner, shareholder, member, manager, owner, officer, director, trustee, agent or employee in or of any party hereto (each, a “Nonrecourse Party”) shall be personally liable in any manner or to any extent under or in connection with this Agreement, no party shall sue or otherwise seek to enforce any personal obligation against any Nonrecourse Party in any action or proceeding to enforce any of the provisions of this Agreement, and no party shall have any recourse to any assets of a Nonrecourse Party under this Agreement. The limitation of liability provided in this Section 16 is in addition to, and not in limitation of, any limitation on liability applicable to a Nonrecourse Party provided by law or by this Agreement or any other contract, agreement or instrument.

17. Payments. All amounts due hereunder shall be paid in U.S. dollars, and if not paid when due shall bear interest at a rate equal to the lower of fifteen (15%) per annum, compounded annually, and the maximum rate permitted by law (but without duplication of any amounts deemed applied in respect of accrued and unpaid return on a Special Loan or a Default Capital Contribution).

18. Attorneys’ Fees. In the event of any litigation between the parties hereto to enforce or interpret any provision or right hereunder, the unsuccessful party to such litigation covenants and agrees to pay the successful party all costs and expenses reasonably incurred, including, without limitation, reasonable attorneys’ fees and disbursements, it being understood and agreed that the determination of the “successful party” shall be included in the matters which are the subject of such litigation.

19. Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY OF THE PARTIES AGAINST THE OTHER IN CONNECTION WITH ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT, THE RELATIONSHIP OF THE PARTIES UNDER THIS AGREEMENT OR ANY CLAIM OF INJURY OR DAMAGE RELATING TO ANY OF THE FOREGOING, OR THE ENFORCEMENT OF ANY REMEDY UNDER ANY STATUTE WITH RESPECT THERETO.

Exhibit F-9

20. Sponsor Guarantor. The parties acknowledge that Sponsor Guarantor is comprised of four separate parties, GCS, RCG RA, RCG LP and DRA. All such entities comprising Sponsor Guarantor shall be treated as one entity for purposes of this Agreement. Accordingly (a) each of GCS, RCG RA, RCG LP and DRA shall be jointly and severally liable for each and every obligation of Sponsor Guarantor under this Agreement, and (b) any default by GCS, RCG RA, RCG LP or DRA under this Agreement shall be deemed a default by Sponsor Guarantor and each of the entities comprising Sponsor Guarantor shall be jointly and severally liable therefor.

[REMAINDER OF PAGE INTENTIONALLY BLANK]

Exhibit F-10

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

SPONSOR GUARANTOR:

GEORGE COMFORT & SONS, INC., a New York corporation

By: ______________________________
Name:
Title:

RCG LONGVIEW EQUITY FUND PA PSERS, L.P., a Delaware limited partnership

By:	RCG Longview Equity Partners PA PSERS, LLC, a Delaware limited liability company, its general partner

By: ______________________________
Name:
Title:

RCG LONGVIEW EQUITY FUND, L.P., a Delaware limited partnership

By:	RCG Longview Equity Partners, LLC, a Delaware limited liability company, its general partner

By: ______________________________
Name:
Title:

Exhibit F-11

DRA G&I FUND VI REAL ESTATE INVESTMENT TRUST, a Maryland real estate investment trust

By: ______________________________
Name:
Title:

INVESTOR GUARANTOR:

AMERICAN REALTY CAPITAL NEW YORK RECOVERY REIT INC., a Maryland corporation

By: ______________________________
Name:
Title:

Exhibit F-12

Exhibit G

Amenities Loan Documents

I. GENERAL MORTGAGE DOCUMENTS

Waiver Letter from NY-Worldwide Plaza, L.L.C. (“NY-Worldwide”) regarding the Amenities Loan Agreement and Modification of Second Amended and Restated Loan Agreement, dated as of February 25, 2013

Modification of Second Amended and Restated Loan Agreement among BRE/Worldwide L.L.C. (“BRE/W”), as agent, BRE/W, as second mortgage lender, BRE/Worldwide II L.L.C. (“BRE/W II”), as third mortgage lender, The Youth Renewal Fund (“YRF”), as fourth mortgage lender, YRF, as fifth mortgage lender, and New York Communications Centers Associates L.P. (“NYCCA”), dated December 31, 2000 (the “Modification of Second Amended and Restated Loan Agreement”)

Modification of Recapitalization Agreement among EOP-Worldwide Plaza, L.L.C. (“EOP-Worldwide”), NYCCA, and certain additional parties party thereto, dated December 31, 2000

Second Amended and Restated Loan Agreement among BRE/W, as agent, BRE/W, as second mortgage lender, BRE/W II, as third mortgage lender, YRF, as fourth mortgage lender, YRF, as fifth mortgage lender, and NYCCA, dated June 11, 1997 (the “Amenities Loan Agreement”)

Assignment of Mortgage and other Loan Documents between BRE/W, as assignor, and EOP-Worldwide, together with 275 Affidavit, dated September 30, 1998

Assignment and Assumption of Interest Rate Protection Agreement between BRE/W, as assignor, and EOP-Worldwide, as assignee, dated September 30, 1998

ISDA Master Agreement and related Confirmation among BRE/W and SBCM Derivative Products Limited, each dated June 27, 1997 (the “ISDA Agreement”)

Release made by NYCCA in favor of BRE/W and BRE/W II, dated September 30, 1998

Resignation of BRE/W as agent, dated June 11, 1997

Intercreditor Agreement between BRE/W and each of the Lenders (as defined in the Amenities Loan Agreement) party thereto, dated as of June 11, 1997 (the “Intercreditor Agreement”)

Recapitalization Agreement among Blackstone Real Estate Advisors L.P., BRE/Worldwide Inc., BRE/W and certain additional parties party thereto, dated as of August 21, 1996 (the “Recapitalization Agreement”)

Option Exercise Agreement among the Worldwide Partners (as defined in the Recapitalization Agreement), dated August 21, 1996 (the “Option Exercise Agreement”)

Exhibit G-1

II. SECOND MORTGAGE DOCUMENTS

Amended and Restated Second Mortgage Note by NYCCA to BRE/W, dated June 11, 1997

Modification of Amended and Restated Second Mortgage between NYCCA, as mortgagor, and EOP-Worldwide, as mortgagee, dated December 31, 2000

Collateral Assignment of Second and Third Mortgage Loan Documents made by NY-Worldwide in favor of German American Capital Corporation and Bank of America, N.A., dated as of February 25, 2013

NYCCA Loan Statement relating to the Amended and Restated Second Mortgage Note, dated September 30, 1998

Allonge to Amended and Restated Second Mortgage Note of BRE/W, dated September 30, 1998

Assignment of Mortgage and other Loan Documents between BRE/W, as assignor, and EOP-Worldwide, as assignee, dated September 30, 1998

Assignment and Assumption of Asset-Related Property between BRE/W, as assignor, and EOP-Worldwide, as assignee, dated September 30, 1998

Certificate Re Notes of BRE/W and BRE/W II, dated September 30, 1998, attaching the Amended and Restated Second Mortgage Note in the amount of $40,000,000 made by NYCCA in favor of BRE/W, dated June 11, 1997, and the Amended and Restated Third Mortgage Note in the amount of $30,000,000 made by NYCCA in favor of BRE/W II, dated June 11, 1997

YRF Consent and Acknowledgment relating to the transfer of BRE/W’s interest in the Second Mortgage Loan and BRE/W II’s interest in the Third Mortgage Loan to EOP Operating Limited Partnership or its designee, dated June 11, 1997

Amended and Restated Second Mortgage Note in the amount of $40,000,000 made by NYCCA in favor of BRE/W, dated June 11, 1997

Affidavit of Lost Promissory Note made by Deutsche Bank AG, New York Branch (“DB”), dated July 22, 2009

Allonge made by NY-Worldwide (as successor-in-interest to BRE/W) in favor of DB dated July 22, 2009

Allonge by DB in favor of NY-Worldwide dated as of February 25, 2013

Exhibit G-2

III. THIRD MORTGAGE DOCUMENTS

Modification of Amended and Restated Third Mortgage between NYCCA, as mortgagor, and EOP-Worldwide, as mortgagee, dated December 31, 2000

Amended and Restated Third Mortgage between NYCCA, as mortgagor, and BRE/W, as mortgagee, dated June 11, 1997

Collateral Assignment of Second and Third Mortgage Loan Documents made by NY-Worldwide in favor of German American Capital Corporation and Bank of America, N.A., dated as of February 25, 2013

NYCCA Loan Statement relating to the Amended and Restated Third Mortgage Note, dated September 30, 1998

Allonge to Amended and Restated Third Mortgage Note of BRE/W, dated September 30, 1998

Assignment of Mortgage and other Loan Documents between BRE/W, as assignor, and EOP-Worldwide, as assignee, dated September 30, 1998

Assignment and Assumption of Asset-Related Property between BRE/W, as assignor, and EOP-Worldwide, as assignee, dated September 30, 1998

Notice Letter of BRE/W to NYCCA relating to the sale of the Loan to EOP-Worldwide, dated September 30, 1998

Certificate Re Notes of BRE/W and BRE/W II, dated September 30, 1998, attaching the Amended and Restated Second Mortgage Note in the amount of $40,000,000 made by NYCCA in favor of BRE/W II, dated June 11, 1997, and the Amended and Restated Third Mortgage Note in the amount of $30,000,000 made by NYCCA in favor of BRE/W II, dated June 11, 1997

Amended and Restated Third Mortgage Note in the amount of $30,000,000 made by NYCCA in favor of BRE/W II, dated June 11, 1997

Affidavit of Lost Promissory Note made by DB, dated July 22, 2009

Allonge made by NY-Worldwide (as successor-in-interest to BRE/W) in favor of DB dated July 22, 2009

Allonge by DB in favor of NY-Worldwide dated as of February 25, 2013

IV. FOURTH MORTGAGE DOCUMENTS

Modification of Amended and Restated Fourth Mortgage between NYCCA, as mortgagor, and EOP-Worldwide, as mortgagee, dated December 31, 2000

Exhibit G-3

Amended and Restated Fourth Mortgage between NYCCA, as mortgagor, and BRE/W, as mortgagee, dated June 11, 1997

Option Termination Agreement between BRE/W and BRE/W II, dated September 30, 1998

Notice Letter of BRE/W to NYCCA relating to the sale of the Loan to EOP-Worldwide, dated September 30, 1998

Amended and Restated Fourth Mortgage Note in the amount of $153,894,404 made by NYCCA in favor of YRF, dated June 11, 1997 (the “Fourth Mortgage Note”)

V. FIFTH MORTGAGE DOCUMENTS

Modification of Amended and Restated Fifth Mortgage between NYCCA, as mortgagor, and EOP-Worldwide, as mortgagee, dated December 31, 2000

Assignment of Mortgage dated September 30, 1998 between BRE/W and EOP-Worldwide

Amended and Restated Fifth Mortgage between NYCCA, as mortgagor, and BRE/W, as mortgagee, dated June 11, 1997

Amended and Restated Fifth Mortgage Note in the amount of $33,014,749 made by NYCCA in favor of YRF, dated June 11, 1997 (the “Fifth Mortgage Note”)

Exhibit G-4